UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under §240.14a-12

GOOSEHEAD INSURANCE, INC.
(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

goosehead INSURANCE

Annual Meeting & Proxy Statement

2025

Dear Fellow Shareholders,

I am pleased to invite you to Goosehead’s Annual Meeting of Shareholders on May 5, 2025. Please review the enclosed materials and submit your proxy promptly. Your vote is important.

The past year was a defining one for Goosehead Insurance. Despite industry headwinds, our strategic focus and operational excellence allowed us to thrive and produce strong financial results. Total revenues rose by 20% to $314.5 million, driven by a 17% increase in core revenues and a 29% growth in total written premiums to $3.8 billion. Adjusted EBITDA* grew by 43%, reaching nearly $100 million with a record margin of 32%. These results reflect our disciplined approach to expense management while driving top-line growth.

Our agent network saw impressive expansion, with our corporate salesforce growing to over 400 agents and our franchise network reaching more than 1,100 franchises nationwide, supporting nearly 2,100 franchise producers. The productivity of first year franchises was up 76% for the year, underscoring our focus on quality franchise partners over quantity. This strategy has optimized growth from both new and existing agencies.

Under the leadership of our new CEO, Mark K. Miller, Goosehead sharpened our focus on scalable growth opportunities in 2024. We made significant technology investments to improve agent tools and automation, which have enhanced productivity and efficiency. These advancements are also being used to streamline service operations, improve the client experience, and create scalable growth foundations. We stabilized our client retention rate at 84% and delivered premium retention of 98%, showcasing the strength of our renewal business and client-focused approach.

As we enter 2025, Goosehead is well-positioned to capitalize on what we believe will be improving market conditions and new growth opportunities. Our priorities include driving operational excellence through further technology optimization and targeted investments, expanding our corporate and franchise networks with the strongest producers and partners, leveraging AI and automation for greater operational efficiency and competitive advantage, and strengthening client relationships by continuing to deliver tailored solutions through exceptional service and top-tier agent expertise.

With your continued support, I am confident that in 2025 we will continue to make strong progress toward our ultimate goal of industry leadership. Goosehead is building its future on a foundation of innovation, quality, and commitment to excellence. I would like to thank our incredible employees, franchisees and carrier partners whose dedication and hard work make our success possible. We are also thankful for your trust and support as shareholders.

Sincerely,
/s/ Mark E. Jones
Mark E. Jones, Co-Founder & Executive Chairman

*Adjusted EBITDA is a non-GAAP financial measure and is defined and discussed in our Annual Report in the section titled "Item 7. Management's discussion and analysis of financial condition and results of operations—Non-GAAP Financial Measures."

GOOSEHEAD INSURANCE, INC.
1500 Solana Blvd, Building 4, Suite 4500
Westlake, Texas 76262

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 5, 2025

Dear Shareholder:

We invite you to attend the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of Goosehead Insurance, Inc. (referred to herein as the “Company”, “we”, or “our”), which will be held on May 5, 2025, at 9:00 a.m. local time, at the Company’s offices located at 1500 Solana Boulevard, Building 4, Suite 4500, Westlake, Texas. At the meeting, we will:

1.elect two Class I Directors to hold office until the 2028 annual meeting of shareholders and until their successors are duly elected and qualified;

2.ratify the selection, by the Audit Committee of our Board of Directors, of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025;

3.approve, on a non-binding and advisory basis, the compensation of our named executive officers; and

4.transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in our enclosed Proxy Statement. Only shareholders who owned our common stock at the close of business on March 10, 2025 (the “Record Date”) can vote at this meeting or any adjournments that take place.

We have elected to use the Internet as our primary means of providing our proxy materials to shareholders. Consequently, shareholders will not receive paper copies of our proxy materials unless they specifically request them. We will send a Notice of Internet Availability of Proxy Materials (the “Notice”) on or before March 26, 2025 to our shareholders of record as of the close of business on the Record Date. We are also providing access to our proxy materials over the Internet beginning on or about March 26, 2025. Electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of the proxy materials.

The Notice contains instructions for accessing the proxy materials, including this Proxy Statement and our annual report, and provides information on how shareholders may obtain paper copies free of charge. The Notice also provides the date, time, and location of the Annual Meeting; the matters to be acted upon at the meeting and the recommendation from our Board of Directors with regard to each matter; and information on how to attend the meeting and vote online.

Whether or not you plan to attend the Annual Meeting in person, we urge you to vote your shares by Internet, telephone, or mail ahead of the meeting date. For specific instructions on how to vote your shares, please see the section entitled "Questions and Answers about this Proxy Material and Voting" below.

Our Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the enclosed Proxy Statement, FOR the ratification of the selection, by the Audit Committee of our Board of Directors, of Deloitte & Touche LLP as our independent registered public accounting firm as described in Proposal No. 2 of the enclosed Proxy Statement, and FOR the approval of the compensation of our named executive officers as described in Proposal No. 3 of the enclosed Proxy Statement, on a non-binding and advisory basis.

By Order of the Board of Directors

/s/ John T. O'Connor_________________
John T. O'Connor
General Counsel and Corporate Secretary
Westlake, Texas
March 26, 2025

GOOSEHEAD INSURANCE, INC.
1500 Solana Boulevard, Building 4, Suite 4500
Westlake, Texas 76262

PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF SHAREHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON MAY 5, 2025

The Board of Directors of Goosehead Insurance, Inc. is soliciting your proxy to vote at our 2025 Annual Meeting of Shareholders to be held on May 5, 2025, at 9:00 a.m. local time, at the Company’s offices located at 1500 Solana Boulevard, Building 4, Suite 4500, Westlake, Texas 76262, and any adjournment or postponement of that meeting (the “Annual Meeting”). This Proxy Statement is dated as of March 26, 2025. As used in this Proxy Statement, unless otherwise stated or the context clearly indicates otherwise, the terms the “Company,” the “Registrant,” “Goosehead,” “we,” “us,” and “our” refer to Goosehead Insurance, Inc., a Delaware corporation.

In addition to solicitations by mail, our directors, officers, and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail, and personal interviews. All costs of solicitation of proxies will be borne by us. Brokers, custodians, and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

We have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our shareholders of record as of March 10, 2025 (the “Record Date”), while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Materials, or to request a printed set of the proxy materials. Instructions on how to request a printed copy by mail or e-mail may be found in the Notice of Internet Availability of Materials and on the website referred to in the Notice of Internet Availability of Materials, including an option to request paper copies on an ongoing basis. We are making this Proxy Statement available on the Internet on or about March 26, 2025, and are mailing the Notice of Internet Availability of Materials to all shareholders entitled to vote at the Annual Meeting on or about March 26, 2025. We intend to mail or e-mail this Proxy Statement, together with a proxy card, to those shareholders entitled to vote at the Annual Meeting who have properly requested copies of such materials by mail or e-mail, within three business days of request.

The Company has two classes of voting securities: Class A common stock, $0.01 par value per share (“Class A common stock”), and Class B common stock, $0.01 par value per share (“Class B common stock,” and, collectively, the “common stock”). The common stock entitles its holders to one vote per share on all matters submitted to a vote of the Company’s shareholders. In other words, both classes of our common stock have equal voting power. As of the Record Date, there were 37,529,046 shares of common stock outstanding consisting of 24,973,720 shares of Class A common stock and 12,555,326 shares of Class B common stock. We need the holders of a majority of the voting power of all outstanding shares of common stock entitled to vote, present in person or represented by proxy, to hold the Annual Meeting.

The Company’s Annual Report on Form 10-K, which contains financial statements for the 2024 fiscal year (the “Annual Report”), accompanies this Proxy Statement if you have requested and received a copy of the proxy materials in the mail. Shareholders who receive the Notice of Internet Availability of Materials can access this Proxy Statement and the Annual Report at the website referred to in the Notice of Internet Availability of Materials. The Annual Report and this Proxy Statement are also available on the “SEC Filings” section of our investor relations website at https://ir.gooseheadinsurance.com/ and at the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov. Please note that the information on our website and the SEC’s website is not part of this Proxy Statement. You also may obtain a copy of Goosehead’s Annual Report, without charge, by writing to our Investor Relations department at ir@goosehead.com.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Who can vote at the Annual Meeting?
Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date there were 37,529,046 shares of common stock issued and outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, you may: vote in person at the Annual Meeting; vote by proxy on the Internet or by telephone; or vote by returning a proxy card, if you request and receive one. Whether or not you plan to attend the Annual Meeting, to ensure your vote is counted, we urge you to vote by proxy on the Internet as instructed in the Notice of Internet Availability of Materials, by telephone as instructed on the website referred to on the Notice of Internet Availability of Materials, or (if you request and receive a proxy card by mail or e-mail) by signing, dating and returning the proxy card sent to you or by following the instructions on such proxy card to vote on the Internet or by telephone.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Agent
If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting, unless you request and obtain a legal proxy from your broker or other agent who is the record holder of the shares, authorizing you to vote at the Annual Meeting.

What am I being asked to vote on?
You are being asked to vote on three proposals:
•Proposal No. 1: the election of two Class I Directors to hold office until the 2028 annual meeting of shareholders and until their successors are duly elected and qualified.
•Proposal No. 2: the ratification of the selection, by the Audit Committee of our Board of Directors, of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025.
•Proposal No. 3: a non-binding and advisory resolution approving the compensation of our named executive officers.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How does the Board of Directors recommend I vote on the Proposals?
The Board of Directors recommends that you vote:
•FOR each of the director nominees;
•FOR ratification of Deloitte & Touche LLP as our independent registered public accounting firm; and
•FOR the approval of the compensation of our named executive officers, on a non-binding and advisory basis.

How do I vote?
•For Proposal No. 1, you may either vote “For,” or choose that your vote be “Withheld” from, any of the nominees to the Board of Directors.
•For Proposal No. 2 and Proposal No. 3, you may either vote “For” or “Against” the proposal, or “Abstain” from voting.
Please note that by casting your vote by proxy you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof. The procedures for voting, depending on whether you are a shareholder of record or a beneficial owner, are as follows:

Shareholder of Record: Shares Registered in Your Name
If you are a shareholder of record, you may vote in any of the following manners:
•To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
•To vote over the Internet prior to the Annual Meeting, follow the instructions provided on the Notice of Internet Availability of Materials or on the proxy card that you request and receive by mail or e-mail. We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
•To vote by telephone, call the toll-free number found on the proxy card you request and receive by mail or e-mail, or the toll-free number that you can find on the website referred to on the Notice of Internet Availability of Materials.
•To vote by mail, complete, sign, and date the proxy card you request and receive by mail or e-mail and return it promptly. As long as your signed proxy card is received before the Annual Meeting, we will vote your shares as you direct.

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy by mail, Internet, or telephone to ensure your vote is counted. The Internet and telephone voting facilities for eligible shareholders of record will close at 11:59 p.m. Eastern Time on May 4, 2025. Even if you have submitted your vote before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

Beneficial Owner: Shares Registered in the Name of Broker, Bank, or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization, rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted or follow the instructions to submit your vote by the Internet or telephone, if those instructions provide for Internet and telephone voting. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank, or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Who counts the votes?
Votes will be tabulated by an Inspector of Election, which will be a Goosehead representative. If you are a shareholder of record, and you choose to vote over the Internet prior to the Annual Meeting or by telephone, the Inspector of Election will access and tabulate your vote electronically, and if you have requested and received proxy materials via mail or e-mail and choose to sign and mail your proxy card, your executed proxy card is returned directly to the Inspector of Election for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in “street name”) returns one proxy card to the Inspector of Election on behalf of all its clients.

How are votes counted?
Votes will be counted by the Inspector of Election appointed for the Annual Meeting. For Proposal No. 1, the Inspector of Election will separately count “For” and “Withheld” votes and broker non-votes for each nominee. For Proposal No. 2 and Proposal No. 3, the Inspector of Election will separately count “For” and “Against” votes, abstentions, and broker non-votes. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to follow the instructions provided by your broker to instruct your broker how to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are ‘broker non-votes’?” and “Which ballot measures are considered ‘routine’ and ‘non-routine’?”

What are abstentions and “broker non-votes”?
If you specify that you wish to "abstain" from voting on an item, your shares will not be voted on that item. "Abstain" votes are not applicable with respect to the election of directors (Proposal No. 1) and are treated as cast "against" with respect to Proposal No. 2 and Proposal No. 3. Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee, or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine”?
Proposal No. 2, the ratification of the selection, by the Audit Committee of our Board of Directors, of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2025 is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore broker non-votes are not applicable with respect to Proposal No. 2. Proposal No. 1, the election of directors, and Proposal No. 3, the non-binding and advisory resolution approving the compensation of our named executive officers, are each considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal No. 1 or Proposal No. 3.

How many votes are needed to approve the proposal?
With respect to Proposal No. 1, directors will be elected by a plurality of the votes cast at the Annual Meeting (excluding “Withheld” and broker non-votes, which will not affect the outcome of the vote).

With respect to Proposal No. 2, the affirmative vote of the majority in voting power of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required for approval. “Abstain” votes are treated as cast “Against” Proposal No. 2, and broker non-votes are not applicable with respect to Proposal No. 2.

With respect to Proposal No. 3, the affirmative vote of the majority in voting power of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required for approval. “Abstain” votes are treated as cast “Against” Proposal No. 3, and broker non-votes will have no effect on Proposal No. 3.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a Proxy Card, but do not make specific choices?
If we receive a signed and dated Proxy Card that does not specify how your shares are to be voted, your shares will be voted “For” the election of each of the nominees for director, “For” the ratification of the selection, by the Audit Committee of our Board of Directors, of Deloitte & Touche LLP as our independent registered public accounting firm, and "For" the approval of the advisory resolution for the compensation of our named executive officers. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to those proxy materials received by mail or on the Internet, our directors, officers, and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers, and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice of Internet Availability of Materials or more than one set of printed materials?
If you receive more than one Notice of Internet Availability of Materials or more than one set of printed materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must follow the instructions for voting on each Notice of Internet Availability of Materials or proxy card you receive via mail or e-mail upon your request, which include voting over the Internet, telephone, or by signing and returning any of the proxy cards you request and receive.

Can I change my vote after submitting my proxy vote?
Yes. You can revoke your proxy vote at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy vote in any one of three ways:
•You may submit a new vote on the Internet or by telephone or submit a properly completed proxy card with a later date.
•You may send a written notice that you are revoking your proxy to Goosehead’s Corporate Secretary at 1500 Solana Boulevard, Building 4, Suite 4500, Westlake, Texas 76262.
•You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

How will voting on any business not described in this Proxy Statement be conducted?
We are not aware of any business to be considered at the Annual Meeting other than the items described in this Proxy Statement. If any other matter is properly presented at the Annual Meeting, your proxy will vote your shares using his or her best judgment.

When are shareholder proposals due for next year’s Annual Meeting?
If you intend to submit a proposal for inclusion in next year’s proxy materials in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Exchange Act"), your proposal must be received in writing by November 26, 2025, to Goosehead’s Corporate Secretary at 1500 Solana Boulevard, Building 4, Suite 4500, Westlake, Texas 76262. Our bylaws provide for an advance notice procedure for director nominations and stockholder proposals that are not submitted for inclusion in the proxy statement pursuant to Rule 14a-8, but that a shareholder instead wishes to present at an annual meeting. To be timely, notice of such director nominations or other matters a shareholder wishes to present at the next year’s annual meeting must be received between the open of business on January 5, 2026 and the close of business on February 4, 2026 by Goosehead's Corporate Secretary at 1500 Solana Boulevard, Building 4, Suite 4500, Westlake, Texas 76262; provided that if the date of that annual meeting is more than 30 days before or more than 60 days after May 5, 2026, you must give notice no earlier than the open of business on the date that is 120 days before the annual meeting and no later than the later of the close of business on the date that is the 90th day prior to the annual meeting date and the close of business on the date that is the 10th day following the day on which public disclosure of the annual meeting date is first made. Any shareholder proposal presented outside the times listed herein or otherwise not following the process stated herein shall be deemed untimely. You are also advised to review our bylaws, which contain additional requirements about advance notice of shareholder proposals and director nominations.

What is the quorum requirement?
A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority of the voting power of all outstanding shares of common stock entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were 37,529,046 shares of common stock outstanding and entitled to vote. Accordingly, at least 18,764,523 shares must be represented by shareholders present at the Annual Meeting or by proxy to have a quorum.

If you are a shareholder of record, your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. If you are a beneficial owner of shares held in “street name,” your shares will be counted towards the quorum if your broker or nominee submits a proxy for your shares at the Annual Meeting, even if that proxy results in a broker non-vote due to the absence of voting instructions from you. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the shareholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Directions to Annual Meeting
Our Annual Meeting will be held at our headquarters located at 1500 Solana Boulevard, Building 4, Suite 4500, Westlake, Texas.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

The Company is committed to good corporate governance, which we expect will help us achieve and maintain long-term success and shareholder value. We are governed by our Board of Directors (including its committees) that meets routinely throughout the year and regularly communicates with management to provide risk oversight and oversees the development and implementation of the Company's strategic and financial business goals and objectives.

BOARD OF DIRECTORS STRUCTURE
Board of Directors
Our certificate of incorporation and bylaws provide that the number of directors on our Board of Directors is determined by the Board of Directors, but cannot be less than three persons or more than eleven persons, and must consist of a majority of independent directors within the meaning of the applicable rules of the SEC and Nasdaq Global Select Market ("Nasdaq").

Our Board of Directors currently consists of seven directors and is divided into three classes, with each director class as equal in number as possible and serving staggered three-year terms. This structure promotes the continuity and stability of governance needed to sustain our growth orientation and objectives and to support management’s focus on longer-term business strategies. Our Board of Directors has determined that four of our seven directors, Peter Lane, James Reid, Thomas McConnon, and Waded Cruzado, qualify as independent directors under the applicable corporate governance standards of Nasdaq and SEC requirements. Our independent directors appointed Mr. Lane to serve as a “lead independent director,” whose responsibilities include, among others, calling meetings of the independent directors, presiding over executive sessions of the independent directors, participating in the formulation of board and committee agendas and, if requested by shareholders, ensuring that he is available, when appropriate, for consultation and direct communication. Mr. Lane's responsibilities as lead independent director help establish appropriate oversight by the Board of Directors of management's objectives. The Company also believes that our Board of Directors composition as a whole facilitates effective and meaningful coordination and communication between the Board of Directors and management, and allows the Board of Directors to most effectively fulfill its risk oversight responsibilities.

Each director holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, or removal. Subject to obtaining any required shareholder votes, directors may only be removed for cause and by the affirmative vote of holders of 75% of the total voting power of our outstanding shares of common stock, voting together as a single class. This super-majority vote requirement enables a minority of our shareholders to exercise veto power over any such removal. And, for so long as certain historical members of Goosehead Financial, LLC ("Goosehead Financial"), including Mark E. Jones, our Executive Chairman (collectively, the "Pre-IPO LLC Members"), beneficially hold at least 10% of the aggregate number of outstanding shares of our common stock (the "Substantial Ownership Requirement"), the Pre-IPO LLC Members may designate a majority of the Company nominees for election to our Board of Directors, including the nominee for election to serve as Chairman of our Board of Directors. The Pre-IPO LLC Members have not utilized this right of nomination. Vacancies and newly created directorships on the Board of Directors may be filled at any time by the remaining directors.

Board of Directors Committees
Our commitment to good corporate governance is further reflected in our Board of Directors committee composition. Our Board of Directors consists of three fully independent (in accordance with the current Nasdaq listing standards and applicable SEC requirements) standing committees—an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee—that each provide oversight of the various risks facing the Company, as explained more fully herein and in the committees' respective charters, which are available in the "Governance Overview" section of Goosehead's investor relations website at https://ir.gooseheadinsurance.com/governance/documents-and-charters. Each committee reviews their respective charter annually, and presents the Board of Directors with any recommended amendments for consideration and approval.

Audit Committee
Committee Composition
Our Audit Committee consists of Thomas McConnon (chairman), Peter Lane, and James Reid. Each member of the Audit Committee is “independent” for purposes of Rule 10A-3 of the Exchange Act and under the current Nasdaq listing standards, and the Board of Directors determined that Mr. McConnon and Mr. Lane each qualify as an "audit committee financial expert" as such term is defined under the rules of the SEC implementing Section 407 of the Sarbanes-Oxley Act of 2002. We believe that our Audit Committee complies with the applicable requirements of Nasdaq.

Primary Responsibilities
Our Audit Committee is directly responsible for overseeing financial reporting and related internal controls, which responsibilities include, among other things:
•selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;
•ensuring the independence of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;
•establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•considering the adequacy of our internal controls and internal audit function;
•reviewing qualifications and performance of the Company's internal audit function;
•reviewing material related person transactions or those that require disclosure;
•approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm;
•reviewing quarterly and annual financial statements and overseeing the Company's compliance with legal and regulatory disclosures and requirements; and
•overseeing the Company's information security program, including cybersecurity risk.

Cybersecurity and Data Security Oversight
Given the importance of cybersecurity risk management to Goosehead's business, our Audit Committee oversees the Company's information security program to ensure independent cybersecurity and data security risk oversight, in consultation with management and the Board of Directors as a whole.

At Goosehead, cybersecurity risk management is an integral part of our overall enterprise risk management system. Our cybersecurity risk management program is modeled after recognized data protection principles, such as the National Institute of Standards and Technology’s Cybersecurity Framework (NIST CSF) and the National Association of Insurance Commissioners (NAIC) Data Security Model Law. These and other industry best practices provide the framework for identifying, monitoring, assessing, and managing cybersecurity threats and incidents, including threats and incidents associated with the use of applications developed, and services provided, by third-party vendors and service providers, and facilitating coordination across different departments of the Company. Our cybersecurity risk management program is led by our Director - Security & Compliance, who heads our cybersecurity team. The program is both proactive and reactive in nature, incorporating monitoring and technology aimed at preventing incidents, ongoing workforce cybersecurity training, and incident response preparation measures. It includes steps for assessing the severity of a cybersecurity threat or incident, identifying the source of a cybersecurity threat or incident (including whether such cybersecurity threat or incident is associated with a third-party vendor or service provider), implementing cybersecurity countermeasures and mitigation strategies, and informing management and our Board of Directors of material cybersecurity threats and incidents. Additional information related to our cybersecurity program is disclosed in our Annual Report.

Management is responsible for identifying, monitoring, assessing, and managing material cybersecurity risks on an ongoing basis. In addition to our core cybersecurity team, we have two cybersecurity committees, which consist of cross-functional teams comprised of key business leaders and key technical leaders in the Company, as well as the heads of our legal, governance, risk, and compliance functions, which meet monthly and are responsible for, among other things, conducting periodic reviews of our mitigation and progress related to cybersecurity risks.

Our Board of Directors has ultimate oversight responsibility for our overall enterprise risk management and is responsible for ensuring that management has processes in place designed to identify, monitor, and evaluate cybersecurity risks to which the Company is exposed and to implement processes and programs to manage cybersecurity risks and mitigate cybersecurity incidents. Our General Counsel meets with both the Audit Committee and the Board of Directors on at least a quarterly basis to review and discuss our cybersecurity and other information technology strategies and policies, including third-party assessments of the Company's cybersecurity programs and updates to the Company's cybersecurity programs and mitigation strategies. In addition, our General Counsel provides updates on cybersecurity threats and incidents to the Board of Directors and Audit Committee as part of our incident response processes, based on management's assessment of risk.

Compensation Committee
Committee Composition
Our Compensation Committee consists of Peter Lane (chairman), Waded Cruzado, and James Reid. All members of the Compensation Committee meet the requirements for independence under the current Nasdaq listing standards and are non-employee directors, as defined by Rule 16b-3 promulgated under the Exchange Act.

Primary Responsibilities
Our Compensation Committee is directly responsible for assessing and implementing the Company's overall compensation philosophy, which responsibilities include, among other things:
•assessing appropriate levels and types of compensation and reviewing and approving, or recommending that our Board of Directors approve, the compensation of our executive officers in a manner that aligns Goosehead's executive compensation with shareholder return and our pay-for-performance philosophy;

•reviewing and approving our peer group for executive compensation purposes;
•reviewing and approving compensation of our directors;
•administering our stock and equity incentive plans consistent with our Equity Award Grant Policy;
•reviewing and making recommendations with respect to shareholder proposals and shareholder engagement related to compensation matters;
•reviewing and assessing risks arising from our employee compensation policies and practices and whether any such risks are reasonably likely to have a material adverse effect on Goosehead;
•reviewing and approving, or making recommendations to our Board of Directors with respect to, incentive compensation and equity plans, including determining fixed grant dates in advance and administering our Equity Award Grant Policy; and
•overseeing the administration of, and, as appropriate, the enforcement of our Compensation Recoupment Policy.

Compensation Oversight
At least annually, the Compensation Committee reviews and approves, or recommends that our Board of Directors approve, the compensation of our named executive officers ("NEOs"), which includes annual salary, short-term incentives in the form of annual bonuses (if any and in line with previously approved bonus metrics), and equity awards aimed at aligning NEO compensation with shareholder return. The Compensation Committee reviews such compensation with input from its outside independent compensation consultant (the "Compensation Consultant"), Semler Brossy Consulting Group LLC, who advises the Compensation Committee on our NEO compensation package and best practices. The Compensation Committee also considers recommendations from our CEO and Executive Chairman regarding compensation for all NEOs other than the CEO. The Compensation Committee may delegate its authority to subcommittees or to Mr. Lane, as the chairman of the committee, when it deems appropriate and in our best interest. For a more detailed discussion of our overarching compensation philosophy and the elements of our compensation structure, see "Compensation Discussion and Analysis" below.

The Compensation Committee approves stock-based awards to directors, NEOs, and other officers of the Company for purposes of Section 16 of the Exchange Act pursuant to the terms of our Equity Award Grant Policy. The Compensation Committee may delegate authority to the Executive Chairman or the Chief Executive Officer ("CEO") to grant stock-based awards to non-executive officers, off-cycle awards, and awards to newly hired or promoted employees under our Equity Award Grant Policy. For a more detailed discussion of our equity compensation plans and policies, see "Equity Compensation Plans and Policies" below.

Nominating and Governance Committee
Committee Composition
Our Nominating and Governance Committee consists of James Reid (chairman), Waded Cruzado, and Peter Lane. All members of the Nominating and Governance Committee are "independent" under the current Nasdaq listing standards.

Primary Responsibilities
Our Nominating and Governance Committee is directly responsible for assessing the appropriate governance framework for director leadership and overseeing corporate responsibility risk, strategy, and reporting, which responsibilities include, among other things:

•reviewing and evaluating the size, composition, function, and duties of the Board of Directors consistent with its needs;
•recommending criteria for the selection of candidates to the Board of Directors and its committees, and identifying individuals qualified to become directors consistent with such criteria, including the consideration of nominees submitted by shareholders;
•recommending to the Board of Directors director nominees for election at the next annual or special meeting of shareholders at which directors are to be elected or to fill any vacancies or newly created directorships that may occur between such meetings;
•recommending directors for appointment to committees of the Board of Directors;
•making recommendations to the Board of Directors as to determinations of director independence;
•overseeing the annual and periodic evaluation of the Board of Directors;
•overseeing the Company's policies and performance on matters relating to corporate responsibility and stakeholder interest risks and opportunities; and
•assisting management in setting related corporate responsibility strategy, including oversight of human capital and other initiatives and business risks.

Corporate Responsibility Oversight
Management and our Board of Directors recognize that corporate responsibility and sustainability risks are evolving and require regular oversight and strategic commitment. The Nominating and Governance Committee is responsible for direct oversight of the Company's corporate responsibility and sustainability strategy and initiatives, including assessment and oversight of risks, opportunities, and strategies related thereto. Management has determined that the disclosure prescribed by the Sustainability Accounting Standards Board's (SASB) standard for professional commercial services, which identifies data security, diversity and engagement, and professional integrity to be the most material, decision-useful sustainability information for our stakeholders. While certain of these corporate responsibility and sustainability initiatives are discussed briefly herein, please see our 2025 Corporate Responsibility Report, approved by our Nominating and Governance Committee and available on our website at https://www.goosehead.com/corporate-responsibility-report, for more information. The information in our 2025 Corporate Responsibility Report is not incorporated by reference into, and does not form part of, this Proxy Statement.

Workforce Engagement
At Goosehead, we understand that our ability to attract, develop, engage, and protect our workforce is a vital component of our success and long-term shareholder value. We are proud of our culture, resulting from our operating principles of meritocracy, servant leadership, teamwork, and uncompromising integrity in all we do, which in turn guide employee engagement and development and advancement of our talent acquisition strategy. Goosehead's Equal Opportunity Policy and Anti-Harassment Policy are strictly enforced, and we utilize a third-party solutions team who offers a reporting hotline for our employees to report any employment-related issues, to encourage and facilitate independent and timely reporting and investigation of policy violations.

Sustainability and Community Involvement Initiatives
Goosehead is a completely cloud-enabled business and maintains a fully paperless client experience and operational environment. Moreover, we firmly believe that a strong philanthropic culture results in an engaged and passionate workforce. In addition to other community involvement initiatives, in 2024, Goosehead hosted its Annual Back to School Drive & Backpack Stuffing Event, partnering with Operation Homefront, an organization that provides school supplies to military families at no cost. We also collaborated with Children's Health, a national pediatric healthcare provider, to host a toy drive to collect toy contributions for children at Children's Health Hospital in Dallas and personalized holiday cards for military troops.

Professional Integrity
Goosehead strives to maintain high standards of ethics and integrity in all that we do. This commitment is reflected in our operating principles, which are reinforced through our corporate governance structure and key policies and procedures, which we regularly communicate to our employees. These policies and procedures include our Code of Business Ethics and Conduct (see below "Additional Corporate Governance Matters—Code of Business Ethics and Conduct"), our Statement of Policy Concerning Trading in Company Securities ("Trading Policy"), designed to ensure that information about the Company is not used unlawfully in the purchase and sale of securities, and our Whistleblower Policy, which establishes procedures for the receipt and handling of reports or concerns related to accounting or auditing matters or violations of our Code of Business Ethics and Conduct.

BOARD OF DIRECTORS OVERSIGHT
In addition to Committee-specific oversight discussed above, the Board of Directors as a whole evaluates the Company's overall risk profile, including how management assesses and responds to such risk. As part of this oversight function, management and the various committees provide the Board of Directors with quarterly updates and briefings regarding various risks facing the Company, including matters related to whistleblower protections and material litigation and investigations, as well as cybersecurity and data privacy reports addressing data security initiatives and developments and related risks. The Board of Directors also provides oversight to management, guided by the Nominating and Governance Committee, on matters related to corporate responsibility and sustainability strategies and initiatives. The Board of Directors devotes time and attention to these and other related risks and strategies and provides feedback to management in connection with their oversight function.

ADDITIONAL CORPORATE GOVERNANCE MATTERS
Meetings of the Board of Directors, Board of Directors and Committee Member Attendance, and Annual Meeting Attendance
During 2024, the Board of Directors met six times, the Audit Committee met four times, the Compensation Committee met three times, and the Nominating and Governance Committee met once. Each member of our Board of Directors attended at least 75% of the aggregate meetings of the Board of Directors and of the committees on which he or she served, with six of seven directors attending 100% of such meetings. We encourage all our directors and director nominees to attend our annual meeting of shareholders; however, attendance is not mandatory. Six of our seven then-serving directors attended our annual meeting of shareholders in 2024.

Annual Board of Directors Self-Assessment
Each year, the Board of Directors conducts self-assessments to help ensure that it and its committees are functioning efficiently and are effectively overseeing Company strategy and long-term value. The Board of Director’s self-evaluation (and of each of its committees) considers member leadership success and the effectiveness of its risk oversight function. The Nominating and Governance Committee is responsible for overseeing and facilitating the annual evaluation of the Board of Directors.

Shareholder Communications with the Board of Directors
Should shareholders wish to communicate with the Board of Directors or any specified individual director, they should send their correspondence to the attention of our General Counsel, at 1500 Solana Boulevard, Building 4, Suite 4500, Westlake, Texas 76262. The General Counsel will forward the communication to the relevant directors or the Board of Directors as a whole. Certain communications that are unrelated to the duties and responsibilities of our Board of Directors are excluded, such as business solicitations, junk mail, mass mailings and spam, employment inquiries, and surveys.

Code of Business Conduct and Ethics
Our Code of Business Conduct and Ethics Policy applies to all of our employees, officers, and directors, including those officers responsible for financial reporting. These standards are designed to deter wrongdoing and to promote honest and ethical conduct. The full text of our Code of Business Conduct and Ethics Policy is available on our website at https://ir.gooseheadinsurance.com/governance/documents-and-charters. Any waiver of the code for directors or executive officers may be made only by our Board of Directors, or a committee to which the Board of Directors has delegated that authority, and will be promptly disclosed to our shareholders as required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq. Amendments to the code must be approved by our Board of Directors and will be promptly disclosed (other than technical, administrative, or non-substantive changes) to shareholders. Any amendments to the code, or any waivers of its requirements for which disclosure is required, will also be disclosed on our website.

Disclosure Committee
As an additional measure of comprehensive corporate governance, Goosehead's Disclosure Committee conducts quarterly reviews of all financial metrics, public disclosures, significant and nonrecurring transactions, related party transactions, active and pending litigation, and subsequent events. The Disclosure Committee is subject to the Nominating and Governance Committee and Audit Committee oversight.

Director and Officer Indemnification Agreements
Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"). We have established directors’ and officers’ liability insurance that insures such persons against the costs of defense, settlement, or payment of a judgment under certain circumstances. Our certificate of incorporation also provides that our directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL, which prohibits provisions that eliminate or limit liability relating to any breach of the director’s duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the DGCL, or any transaction from which the director derived an improper personal benefit.

We have entered into indemnification agreements with each of our directors and executive officers, which require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines, and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Management Succession Plan and CEO Transition
On February 21, 2024, our Board of Directors approved the Company's management succession plan, pursuant to which Mark E. Jones stepped down from his position as the Company's CEO and assumed the position of Executive Chairman. Mr. Jones was succeeded as CEO by Mark K. Miller (such succession, the "CEO Succession"). The CEO Succession became effective on July 1, 2024. Please see "Compensation Discussion and Analysis" for a more detailed discussion on the Compensation Committee's evaluation of Mr. Jones' and Mr. Miller's compensation following the effective date of the CEO Succession. The succession plan was thoughtfully discussed, developed, and assessed by the Board of Directors during regularly scheduled Board of Directors meetings in the course of its ongoing management succession planning and oversight. Additionally, the Compensation Committee met to determine and approve the proposed compensation changes and updates resulting from the CEO Succession.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of our executive officers currently serve, or in the past fiscal year have served, as a member of a compensation committee (or other committee performing that function) of any other entity that has an executive officer serving as a member of our Board of Directors. See "Board of Directors Committees — Compensation Committee” above for additional information regarding the Board of Directors’ decision to make the entire Compensation Committee independent.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

As set forth above, our certificate of incorporation provides that our Board of Directors be divided into three classes, as nearly equal in number as possible, designated Class I, Class II, and Class III. Directors are nominated for re-election for staggered three-year terms according to class designation. At each annual meeting of shareholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting of shareholders following election.

The Board of Directors previously designated Mark K. Miller and James Reid as Class I Directors; Robyn Jones and Thomas McConnon as Class II Directors; and Mark E. Jones, Waded Cruzado, and Peter Lane as Class III Directors. The Class I Directors were elected at the 2022 annual meeting of shareholder to serve until the Annual Meeting, the Class II Directors were elected at the 2023 annual meeting of shareholders to serve until the 2026 annual meeting of shareholders, and the Class III Directors were elected at the 2024 annual meeting of shareholders to serve until the 2027 annual meeting of shareholders. As the Class I Directors' term expires at the Annual Meeting, the Board of Directors recommends the election of Mark K. Miller and James Reid as Class I directors for a term ending at the annual meeting of shareholders to be held in 2028.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the Class I Director nominees at the Annual Meeting. If any nominee should be unavailable for election as a result of an unexpected occurrence, those shares will be voted for the election of such substitute nominees as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes of the shares cast at the meeting (excluding “Withheld” and broker non-votes, which will not affect the outcome of the vote).

The following table sets forth information with respect to each director’s position and office held with the Company and each director’s age as of March 26, 2025:

Name	Age	Position/Office Held with the Company	Director Since
Mark E. Jones(1)	63	Executive Chairman, Director, Former CEO	2018
Robyn Jones(2)	62	Vice Chairman, Director	2018
Mark K. Miller(3)	60	President and CEO, Director	2018
Peter Lane(1)(4)(5)(6)	60	Lead Independent Director	2018
James Reid(3)(4)(5)(6)	62	Director	2018
Thomas McConnon(2)(4)	50	Director	2022
Waded Cruzado(1)(5)(6)	65	Director	2022
(1) Member of Class III of the Board of Directors elected to serve until the 2027 annual meeting of shareholders.
(2) Member of Class II of the Board of Directors elected to serve until the 2026 annual meeting of shareholders.
(3) Member of Class I of the Board of Directors nominated for election at the Annual Meeting to serve until the 2028 annual meeting of shareholders.
(4) Member of the Audit Committee.
(5) Member of the Compensation Committee.
(6) Member of Nominating and Governance Committee.

BOARD OF DIRECTORS QUALIFICATIONS AND EXPERIENCE
Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes, and skills that led the Board of Directors to conclude that they should serve as directors and, with respect to Class I Directors, that they should be elected at the Annual Meeting.

Class I Directors
Mark K. Miller has served as our CEO and President since July 1, 2024 and has served as a member of our Board of Directors since March 2018. Prior to his appointment as CEO, Mr. Miller served as President and Chief Operating Officer ("COO") of the Company since May 2022. Prior to joining Goosehead, Mr. Miller has worked for some of the largest private equity firms in the world helping drive large scale financial and operational transformations and served as the chief financial officer of Pluralsight, Inc. (a Vista Equity Partners company) from June 2021 until appointed President and COO of the Company in May 2022. Prior to Pluralsight, Mr. Miller was the chief financial officer for three other Vista Equity Partners portfolio companies: Finastra (London, UK), Marketo (San Mateo, CA), and Active Network (Dallas, TX). At Finastra, Mr. Miller led the company’s finance, accounting, and tax departments, as well as the company’s procurement and facilities functions from June 2018 to June 2019. Prior to Finastra, Mr. Miller was the chief financial officer of Marketo. He joined Marketo in April 2017 after the company was taken private by Vista Equity Partners. Mr. Miller resigned from Marketo in April 2019 after successfully selling the company to Adobe for $4.75 billion in October 2018. Prior to Marketo, Mr. Miller was the chief financial officer of Active Network from 2014 to 2016 and the chief financial officer of L.H.P. Hospital Group from 2013 to 2014. Mr. Miller spent 18 years with Sabre Holdings where he held multiple operating and finance positions and was instrumental in the company’s IPO and its subsequent $5 billion privatization transaction. He was Sabre’s chief financial officer from 2010 to 2013. Early in his career, Mr. Miller worked for Ernst and Young, LTV Corporation, and Hertz Corporation. Mr. Miller has an Accounting degree from Texas Tech University and an MBA in Finance from Rice University. Mr. Miller was selected to our Board of Directors because he brings extensive experience in business operations, finance, and accounting.

James Reid has served as a member of our Board of Directors since March 2018. Mr. Reid was named president and CEO of Higginbotham in 1989 at the age of 27. At that time, he implemented the firm’s defining “single source” service model whereby customers can obtain all their insurance and financial services under one roof. He also had the foresight to establish Higginbotham’s employee ownership structure, aligning all employees’ interests in the success of the firm. Under Mr. Reid’s leadership, Higginbotham has grown to become the nation’s 20 largest independent insurance brokerage firm and Texas’s largest—one with full property/casualty, financial and HR service capabilities through offices coast to coast. After receiving a bachelor's degree in business administration/insurance from the University of North Texas, Mr. Reid began his insurance carrier in 1983 as an assistant to the principals of Ramey, King, & Minnis Insurance Agency. He moved on to American General Fire & Casualty Company as a territorial marketing manager before joining Higginbotham as its 12th employee in 1986. Mr. Reid was selected to our Board of Directors because of his extensive experience in business operations and in the insurance industry.

Class II Directors
Robyn Jones is the co-founder of Goosehead and has served as a director and Vice Chairman of the Board of Directors since March 2018. Prior to her retirement in 2020, Ms. Jones managed our physical facilities, was actively involved in our recruiting program and led our Women’s Initiative Network (previously the Women's Professional Development Program). Ms. Jones was awarded a Doctor of Humane Letters degree from Montana State

University in recognition of her support of the university in addressing Montana’s healthcare challenges. She was selected to our Board of Directors because of her role in founding the Company, the Jones family’s position as our largest shareholder, and her unique role in establishing and fostering our company culture.

Thomas McConnon has served as a member of our Board of Directors since February 2022. Mr. McConnon is the Chief Investment Officer and Managing Member of Whitebark Investors LP (“Whitebark”), which invests in a portfolio of public and private companies. Before Whitebark, Mr. McConnon was the Head of Public Equities and Chief Economist at Wildcat Capital ("Wildcat"). Prior to Wildcat, Mr. McConnon was a founding investment partner at Indaba Capital Management, from 2010 to 2018. Previously, Mr. McConnon was a principal at TPG Capital from 2004 to 2010, where he focused on large-scale private equity investing and sat on the boards of Sabre Holdings and Creative Artists Agency (CAA), and was an advisor to the board of Mammoth Mountain Ski Area. Prior to TPG, Mr. McConnon worked at Bain Capital and The Boston Consulting Group (BCG). Mr. McConnon holds an AB magna cum laude from Harvard University and an MBA from Stanford University where he was an Arjay Miller Scholar. Mr. McConnon was selected to our Board of Directors because he brings extensive experience in finance, business operations, and accounting.

Class III Directors
Mark E. Jones has served as Executive Chairman of the Board of Directors since July 1, 2024 and has previously served as Chairman of the Board of Directors since the Board of Directors was established. Mr. Jones previously served as Goosehead's CEO since co-founding the Company in 2003 through July 1, 2024, and led the strategic development and execution of all aspects of our business from inception until July 2024. Prior to leading Goosehead, he worked at the global consulting firm Bain & Company from 1991 to 2004, most recently as a senior partner and director. Mr. Jones began his professional career at Ernst & Young in Calgary, Canada from 1985 to 1989. He earned a Bachelor of Commerce degree from the University of Alberta and an MBA from Harvard Business School. Mr. Jones was selected to our Board of Directors because of his role as a co-founder of the Company, the Jones family’s position as our largest shareholder, and because of his expertise in strategy development and execution, leadership, and finance.

Peter Lane has served as a member of our Board of Directors since March 2018. Mr. Lane previously served as chief executive officer of Axip Energy Services LP, formerly known as Valerus, an oilfield services company headquartered in Houston, Texas, from 2010 to 2016. Prior to joining Axip, Mr. Lane was an operating partner with TPG Global, LLC from 2009 to 2011. Before TPG, Mr. Lane spent 12 years at Bain & Company, where he led the Dallas and Mexico City offices as well as the oil and gas practice. He became a partner at Bain in 2003. Mr. Lane has served on the boards of Taylor Morrison Homes since 2012, The Bayou Companies since 2018 (where he is Executive Chairman) and has been a senior advisor to Altamont Capital Partners since 2017. Mr. Lane holds a BS in physics from the University of Birmingham in the United Kingdom and an MBA from the Wharton School. Mr. Lane was selected to our Board of Directors because of his extensive experience in business operations, finance, and corporate governance.

Waded Cruzado has served as a member of our Board of Directors since February 2022. Ms. Cruzado has served as President of Montana State University since 2010, during which Montana State University set new student enrollment records and became the fastest growing and the largest university in the state. President Cruzado was honored as the 2011 Michael P. Malone Educator of the Year from the Montana Ambassadors for demonstrating outstanding accomplishment, excellence, and leadership in the field of education. In 2012, President Barack

Obama appointed President Cruzado to the Board for International Food and Agricultural Development. She was reappointed in 2017 and served on the board until 2020. In 2013, President Cruzado began serving on Montana’s Gov. Steve Bullock’s Equal Pay for Equal Work Task Force. Ms. Cruzado currently serves on several educational boards and was a former member of the Board of Directors of PayneWest Insurance before it was acquired by Marsh & McLennan Agency in April 2021. Ms. Cruzado holds a bachelor’s degree from the University of Puerto Rico and masters and doctoral degrees from the University of Texas at Arlington. Ms. Cruzado was selected to our Board of Directors because of her extensive board experience and for her extensive experience in leadership and strategy.

DIRECTOR STOCK OWNERSHIP GUIDELINES
In 2024, the Compensation Committee, with guidance from its independent Compensation Consultant, approved stock ownership guidelines for our Board of Directors. To further align their interests with the long-term interests of our stockholders, non-employee directors have five years from December 12, 2024 (or, for non-employee directors nominated after that date, five years from the date an individual becomes a non-employee director) to achieve stock ownership levels in our Class A common stock equivalent to $105,000 in value. If, following the compliance deadline, a non-employee director has not satisfied the applicable ownership level called for by these guidelines, then each time he or she exercises a stock option, he or she is expected to retain 50% of the shares remaining after payment of the stock option exercise price and taxes owed upon exercise until the ownership level required by these guidelines is met.

DIRECTOR COMPENSATION
Director Compensation Process
Only non-employee directors are compensated for services on our Board of Directors. Our non-employee directors are compensated in the form of stock option grants made pursuant to our Equity Award Grant Policy and Omnibus Incentive Plan (as amended and restated in 2019, the “Omnibus Plan”), with such options vesting in 12 equal quarterly installments over the three-year period following the grant date, subject to the director's continued service through each applicable vesting date. Equity grant determinations for non-employee directors are made consistent with the Compensation Committee's overarching compensation philosophy that compensation should be directly linked to long-term shareholder value creation. Members of our Board of Directors are also eligible for reimbursement for reasonable travel and other out-of-pocket expenses.

2024 Director Compensation
The following table sets forth the compensation paid to or accrued by our then-serving non-employee directors for the year ended December 31, 2024.

Name of Director	Option Awards ($)(1)	Total ($)
Peter Lane	276,700	276,700
James Reid	276,700	276,700
Robyn Jones	276,700	276,700
Thomas McConnon	276,700	276,700
Waded Cruzado	276,700	276,700
(1) The amounts shown in this column reflect the aggregate grant date fair value of the option grants described above, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC 718"). The assumptions used in the valuation of these options are set forth in Note 13 to our financial statements, which are included in our Annual Report for the year ended December 31, 2024. As of December 31, 2024, Mr. Lane had a total of 125,622 options outstanding (2018 Options – 71,622; 2021 Options – 19,000; 2022 Options – 10,000; 2023 Options – 15,000; and 2024 Options – 10,000); Mr. Reid had a total of 114,000 options outstanding (2018 Options – 60,000; 2021 Options – 19,000; 2022 Options – 10,000; 2023 Options – 15,000; and 2024 Options – 10,000); Ms. Jones had a total of 54,000 options outstanding (Ms. Jones was not granted 2018 Options; 2021 Options – 19,000; 2022 Options – 10,000; 2023 Options – 15,000; and 2024 Options – 10,000); Mr. McConnon had a total of 47,667 options outstanding (Appointment Options – 12,667; 2022 Options – 10,000; 2023 Options – 15,000; and 2024 Options – 10,000); and Ms. Cruzado had a total of 47,367 options outstanding (Appointment Options – 12,667; 2022 Options – 10,000; 2023 Options – 14,700; and 2024 Options – 10,000).

The Board of Directors unanimously recommends that you vote FOR the election of Mark K. Miller and James Reid as Class I Directors for a term ending at the annual meeting of shareholders to be held in 2028.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has engaged Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2025, and is seeking ratification of this selection by our shareholders at the Annual Meeting. Deloitte & Touche LLP has audited our financial statements since the fiscal year ended December 31, 2017. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require shareholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Deloitte & Touche LLP to our shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that a change would be in the best interests of the Company and our shareholders.

AUDIT AND NON-AUDIT SERVICES
The following table provides information regarding the fees incurred to Deloitte & Touche LLP during the years ended December 31, 2024 and 2023. All fees described below were approved by the Audit Committee.

	Year Ended December 31
	2024	2023
Audit Fees(1)	$1,516,935	$1,535,125
Audit Related Fees(2)	—	2,000
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees	$1,516,935	$1,537,125
(1) Audit Fees of Deloitte & Touche LLP for 2024 and 2023 were for professional services associated with the annual audit of our consolidated financial statements, the reviews of our quarterly condensed consolidated financial statements, and the issuance of consents.
(2) Audit Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”
(3) Tax Fees consist of fees for tax compliance, tax advice, and tax planning. No such services were incurred in 2024 or 2023.
(4) All Other Fees include any fees billed that are not audit, audit-related, or tax fees. No such services were incurred in 2024 or 2023.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES
Before an independent registered public accounting firm is engaged by the Company to render audit or non-audit services, the Audit Committee must review the terms of the proposed engagement and pre-approve the engagement. The Audit Committee may delegate authority to one or more of the members of the Audit Committee to provide these pre-approvals for audit or non-audit services, provided that the person or persons to whom authority is delegated must report the pre-approvals to the full Audit Committee at its next scheduled meeting. Audit Committee pre-approval of non-audit services (other than review and attest services) are not required if those services fall within available exceptions established by the SEC.

The Audit Committee pre-approved all audit, audit-related, tax, and other services provided by Deloitte & Touche LLP for the fiscal years 2024 and 2023 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the Audit Committee.

The Board of Directors unanimously recommends that you vote FOR this Proposal No. 2

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Goosehead Insurance, Inc. (“Goosehead”) under the Securities Act of 1933, as amended, or the Exchange Act.

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of Goosehead’s Board of Directors. The Audit Committee’s functions are more fully described in its charter, which is available in the “Governance Overview” section of Goosehead’s investor relations website at https://ir.gooseheadinsurance.com/governance/documents-and-charters. Management has the primary responsibility for Goosehead’s financial statements and reporting processes, including its systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Goosehead’s audited financial statements as of and for the year ended December 31, 2024.

The Audit Committee has discussed with Deloitte & Touche LLP, Goosehead’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee discussed Deloitte & Touche LLP’s independence with their representative and has received the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB (regarding communications with the Audit Committee concerning independence) from Deloitte & Touche LLP. Finally, the Audit Committee discussed with Deloitte & Touche LLP, with and without management present, the scope and results of Deloitte & Touche LLP’s audit of Goosehead’s financial statements.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that Goosehead’s audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024 that were filed with the SEC. The Audit Committee also has selected Deloitte & Touche LLP as Goosehead’s independent registered public accounting firm for the fiscal year ending December 31, 2025 and is seeking ratification of this selection by the shareholders.

Audit Committee
Thomas McConnon, Chairman
Peter Lane
James Reid

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
This Proposal No. 3 provides our shareholders with an opportunity to provide an advisory vote related to compensation of our NEOs (the "say-on-pay vote").

The Company utilizes a “pay-for-performance” philosophy as the foundation for all decisions regarding compensation of the Company’s NEOs. Our executive compensation program, approved by our independent Compensation Committee and informed by the feedback from shareholders and the guidance of an independent Compensation Consultant, incorporates performance metrics intended to align executive compensation with the creation of long-term value for our stakeholders and is designed to attract, motivate, and promote retention of key individuals who can help achieve superior shareholder returns. The Compensation Committee has determined that the compensation components set out below, including awarding bonuses to certain NEOs based on achieving specifically defined, pre-determined metrics and awarding equity compensation in the form of stock options that vest over a three-year period (subject to continued service) and have a 10% premium over the then-market price of our stock, by their nature promote alignment between executive compensation and our shareholders. Please refer to our “Compensation Discussion and Analysis” for a more detailed explanation of the compensation of our NEOs.

Pursuant to Schedule 14A of the Exchange Act and related SEC rules, we are asking for shareholder approval, in the form of an advisory resolution, of the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules, which includes the disclosure under “Compensation Discussion and Analysis,” the compensation tables, and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the executive compensation policies and practices described in this Proxy Statement. This advisory vote gives you, as a shareholder, the opportunity to endorse or not endorse the compensation of our NEOs through the following resolution:

“Resolved, that the shareholders approve, in the form of an advisory resolution, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis section and compensation tables, as well as the other narrative executive compensation disclosures, contained in the Proxy Statement.”

While we intend to carefully consider the voting results of this Proposal No. 3, this vote is advisory and therefore not binding on the Company, the Compensation Committee, or the Board of Directors. The Board of Directors and the Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider those shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Based on the results of a separate non-binding advisory shareholder vote on the frequency of future shareholder advisory votes regarding the compensation program for our NEOs held at our 2021 annual meeting of the shareholders, our Board of Directors determined that we will continue to hold our say-on-pay vote on an annual basis. Accordingly, the next advisory vote to approve our executive compensation program will occur at the 2026 annual meeting of the shareholders.

The Board of Directors unanimously recommends that you vote FOR this Proposal No. 3

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides information about our 2024 executive compensation program, including the principles underlying our executive compensation policies and procedures and the most important factors relevant to our executive compensation decisions. The compensation of our NEOs is designed by our independent Compensation Committee to reward financial and operating performance and encourage long-term, consistent leadership at Goosehead by incorporating performance metrics intended to align executive compensation with the creation of long-term value for our shareholders. It also addresses changes and improvements made to our executive compensation program in response to results of our say-on-pay vote in connection with our 2024 proxy statement.

Effective July 1, 2024, Mark E. Jones stepped down from his position as the Company's CEO and assumed the position of Executive Chairman. Mr. Jones was succeeded as CEO by Mark K. Miller, formerly our President and COO. While Mr. Jones has transitioned away from the day-to-day operations of the Company in his role as Executive Chairman, he continues to support Goosehead's strategy and development work, mentor our executives and key franchise partners, and lead the work of our Board of Directors. Where appropriate, we delineate between the compensation received by Mr. Jones and Mr. Miller pre-succession and post-succession.

EXECUTIVE SUMMARY
NEOs*

Name	Age	Years of Service	Position
Mark E. Jones	63	22	Executive Chairman, Director, Former CEO
Mark K. Miller	60	7(1)	CEO and President, Director
Mark E. Jones, Jr.	33	9	Chief Financial Officer
John T. O'Connor	45	3	General Counsel and Corporate Secretary
*As of March 26, 2025.
(1) Includes four years of Board of Director service prior to Mr. Miller becoming our President and COO in 2022.

Mark E. Jones’ biography is provided above in Proposal No. 1 of this Proxy Statement.

Mark K. Miller’s biography is provided above in Proposal No. 1 of this Proxy Statement.

Mark E. Jones, Jr. has served as Chief Financial Officer ("CFO") since September 2022, and oversees Goosehead’s internal and external financial reporting, budgeting and forecasting, payroll/401(k)/ESPP administration, treasury function, and investor relations, as well as Goosehead's corporate partnerships. Mr. Jones Jr. joined Goosehead in 2016 as its controller and was promoted to vice president of finance in 2020. He was instrumental to Goosehead’s IPO in 2018 and was responsible for overseeing Goosehead’s SEC reporting, financial planning and analysis, and directly managing Goosehead’s finance team. Prior to joining Goosehead, Mr. Jones Jr. worked in Ernst & Young’s Audit practice, primarily focused on financial service companies. He is a graduate of Texas A&M University with a bachelor’s degree in accounting and a master’s degree in finance and is a Certified Public Accountant.

John T. O'Connor has served as General Counsel since May 2022, and is responsible for all aspects of the Company’s legal operations, including strategic development of Company policy, regulatory compliance, and human resources. In 2023, Mr. O'Connor was appointed Corporate Secretary. Prior to joining Goosehead, Mr. O'Connor spent fifteen years in private legal practice, including more than a decade with international law firm Weil, Gotshal & Manges, LLP. He most recently served as general counsel for an Austin based real estate development company. Notably, while in private practice, Mr. O’Connor served as outside counsel for Goosehead and has worked as an advisor to the Company since 2019. He holds an undergraduate degree from Loyola Marymount University, a master’s degree from Pepperdine University, and received his J.D. from Southern Methodist University, where he served as President of the SMU Law Review Association.

2024 Say-on-Pay Results and Commitment to Stockholder Engagement
At our 2024 annual shareholder meeting, 61.24% of voted shares approved the compensation of our NEOs. In response, the Compensation Committee, in consultation with the Board of Directors, endeavored to appropriately and meaningfully respond to these results. The Compensation Committee developed a response plan that focused on robust shareholder engagement, retention of, and meaningful work with, an independent Compensation Consultant, and reevaluating all aspects of our NEO compensation structure to ensure alignment with market standards, best practices, and, most importantly, alignment with our shareholders' interests.

Shareholder Outreach, Feedback, and Goosehead's Response
Following our 2024 annual meeting, we met with several of our largest institutional investors to seek their views on our executive compensation program. We invited 14 shareholders, representing approximately 80% of our outstanding shares of Class A common stock, to engage and provide feedback on our executive compensation program. The Company had substantive one-on-one conversations with all 12 shareholders who responded to our inquiry, with one such institutional investor providing substantive written feedback, representing eight of our top 10 institutional shareholders and approximately 56% of our outstanding shares of Class A common stock.

In addition to the feedback received during our shareholder outreach program, our Compensation Committee carefully reviewed and considered the results of our prior shareholder advisory votes on NEO compensation and the shareholder feedback received when determining NEO compensation for subsequent periods. Following the Compensation Committee's review, the Company has implemented, or is in the process of implementing, several changes in our NEO compensation program as a result, including the following:

Shareholder Feedback	Goosehead Action and Key Points
CEO pay should be more at risk and subject to performance-based metrics reflective of Company performance
As a part of the CEO Succession, through which our then-President and COO became our CEO, we redesigned CEO compensation effective July 1, 2024, as follows:

Fixed: Salary is the only fixed element of our CEO's pay.

At-Risk: The majority of our CEO's pay is now at risk. A portion of that at-risk pay is a short-term incentive in the form of a cash bonus, not previously offered to our CEO. For 2024, 50% of that short-term incentive potential is contingent upon the Company meeting minimum Core Revenue and pre-contingency Adjusted EBITDA targets determined at the outset of the fiscal year. For 2025, 75% of the short-term incentive potential will be contingent upon the Company meeting minimum revenue and revenue/expense growth rate metrics, determined by the Board of Directors at the outset of the Company's fiscal year. The remaining at-risk portion of pay is long-term equity incentives in the form of stock options, with an exercise price equal to 110% of our closing stock price on the grant date; meaning that the long-term incentive pay component has no value unless the Company stock price appreciates 10% from the closing price of our stock on the grant date.

A larger portion of NEO compensation should be at risk
We increased the portion of NEO short-term incentive potential contingent upon meeting certain predetermined financial metrics, effective 2025. The Compensation Committee has revised the metrics for 2025 short-term incentives for NEOs such that 75% is contingent upon the Company meeting minimum revenue and revenue/expense growth rate metrics. This change will also apply to our General Counsel and Corporate Secretary, who historically has received a fully discretionary annual bonus. In consultation with the Compensation Consultant and in-line with general market practices on similar positions, our Executive Chairman will be ineligible for a bonus in 2025.

Improve disclosure of performance-based metrics
We are committed to further enhancing the disclosures around NEO pay metrics, financial and strategic goals, and calculation of NEO compensation. As set forth more fully below, we have included more fulsome disclosures in this Proxy Statement around NEO pay metrics and compensation considerations, including the metrics underlying our bonus calculations, consideration of peer group data, and results of our shareholder feedback outreach program. We have also updated the metrics themselves to increase transparency with our shareholders and further support our commitment to align executive compensation with long-term shareholder value.

Implement stock ownership guidelines	We formally adopted stock ownership guidelines for NEOs and directors to further align an appropriate portion of our NEOs' and directors' wealth to the Company's long-term performance. These stock ownership guidelines require NEOs to own outright a multiple of their respective annual base salaries in our Class A common stock. For more information on our stock ownership guidelines, see below "Other Compensation-Related Policies — Stock Ownership Guidelines."
Generally appreciative of a more formal approach to shareholder outreach
We adopted a formal shareholder outreach program. As a result of last year's say-on-pay vote, we prioritized shareholder outreach, aimed at better understanding our shareholders' positions with respect to our executive compensation program. This year, the Chairman of the Compensation Committee attended all shareholder conversations, and we had productive conversations with shareholders about executive compensation and other governance topics. We continue to evaluate and refine our shareholder outreach program but have instituted a formal annual process to ensure the appropriate feedback cycle between our shareholders and our Compensation Committee before setting the executive compensation program for the subsequent fiscal year.

In addition, a majority of shareholders had positive feedback on our practice of granting premium-priced stock options that requires a 10% premium on exercise price over the current market price on the grant date. Some shareholders encouraged the Company to add performance-based equity incentives that measure financial goals into our NEO compensation program. The Compensation Committee is evaluating additional performance-based structures in future pay cycles, but believes that our current approach of premium-priced options is appropriately performance-based at this time.

Compensation Highlights
Our Compensation Committee is dedicated to maintaining an executive compensation program that aligns management success with long-term shareholder value creation by linking executive compensation with both short-term and long-term financial and operating performance. To support our compensation philosophy and objectives, we are committed to the following governance procedures and practices related to executive compensation:

What We Do	What We Don't Do
•Pay for performance	•Use NEO employment agreements
•Align compensation with creation of long-term shareholder value, including applying a 10% premium on NEO equity award exercise prices	•Reprice stock options or allow buyouts of underwater stock options
•Use annual cash incentive compensation to reward against our Company financial results and individual performance	•Provide automatic acceleration of unvested option awards in the event of termination
•Impose a three-year vesting period for NEO incentive equity awards, subject to continued service	•Provide enhanced retirement formula or inclusion of long-term incentives in pensions
•Deliver majority of executive compensation in the form of "at risk," performance-based pay	•Allow hedging or pledging of Company stock
•Maintain a clawback policy	•Tax gross-ups regarding compensation or benefits
•Market comparison of executive compensation against relevant peer group	•Provide guaranteed incentive payouts or multi-year guaranteed pay levels
•Retain an independent Compensation Consultant to ensure market compensation levels	•Excessive prerequisites, benefits, pension payments, or severance benefits
•Use a peer group comparison process to understand competitive pay levels	•Single-trigger change in control payments
•Engage in meaningful shareholder outreach on compensation practices	•Provide enhanced death benefits for NEOs
•Implement stock ownership guidelines for NEOs and non-employee directors

2024 Performance Highlights
In 2024, Goosehead delivered solid financial results in the face of continued macro headwinds related to product availability, product pricing, and the housing market, as well as severe weather events that temporarily impacted production across several states. This includes growing "Total Written Premium"—the total amount of current (non-cancelled) gross premium that is placed by Goosehead with its portfolio of insurance companies—by 29% to $3.8 billion from $3.0 billion in 2023. This growth has been driven by several factors, including the Company's ability to recruit talented and high-performing agents to our platform, our agents' leveraging Goosehead's sales blueprint and proprietary technology leading to higher levels of productivity, and our service centers' ability to retain renewal business. Additional highlights include:

•$1 Billion of Premium Growth in a Single Quarter. For the first time in Company history, we generated over $1 billion of Total Written Premium in a single quarter. We believe Total Written Premium is the best leading indicator of future revenue, as it drives our current and future Core Revenue (a non-GAAP measure as defined and discussed in our Annual Report in the section titled "Item 7. Management's discussion and analysis of financial condition and results of operations—Non-GAAP Financial Measures") and gives us potential opportunities to earn additional revenue in the form of contractual payments from our insurance company partners contingent upon several factors, including growth and profitability of the business placed with the insurance company.
•Implemented Share Repurchase Plan. In 2024, the Company repurchased over $63 million worth of Goosehead Class A common stock, enhancing our liquidity position and further strengthening our balance sheet, while also returning significant excess capital to shareholders.
•Technological Advancements. The Company continued to invest in and meaningfully develop its technology footprint, making important strides in its Quote to Issue (QTI) capabilities and integrating this technology with two new carrier partners, leading to advancements in efficiency for Goosehead agents and quality business for those carriers integrating our proprietary technology.
•Geographic Expansion and Diversification. The Company continues to prioritize franchise and corporate growth. In 2024, we focused on diversifying our corporate sales office portfolio and have launched a new corporate office in Phoenix. This strategic expansion positions us to capitalize on a favorable carrier environment and establish a stronger presence in a market where our footprint has significant growth potential.
•Delivered a "Rule of 50" Year in the Face of Insurance Industry Headwinds. 2024 presented one of the hardest insurance product markets in our Company's history, led by product availability challenges and significant price increases. Management was able to be flexible and deliver strong profitable growth despite the challenges, delivering a "Rule of 50" year by achieving a combined percentage of over 50% when adding our annual revenue growth and Adjusted EBITDA margin percentage, with 20% revenue growth and 32% Adjusted EBITDA margin regardless of these challenges. Thoughtful leadership, cost management gains, and continued investment in our technology and people have us well-positioned to further grow at an attractive margin level as the market improves. See the section entitled "Item 7. Management’s discussion and analysis of financial condition and results of operations—Non-GAAP Financial Measures” in our Annual Report for a definition and discussion of Adjusted EBITDA Margin as a non-GAAP measure.

COMPENSATION PROGRAM OVERVIEW
Compensation Objectives and Philosophy
Our overarching pay-for-performance compensation philosophy incentivizes creating and sustaining long-term value for all stakeholders, including shareholders, business partners, franchise agencies, and employees, through an executive compensation program designed to achieve the following objectives:

Align management and stockholder interests through performance-based initiatives	Attract and retain top talent required to achieve our corporate objectives in a competitive market	Motivate our executives to consistently achieve superior performance	Link executive pay to Company performance	Balance short-term versus long-term pay and fixed versus variable pay

Majority of Pay is at Risk
* To calculate these percentages, we use our target 2024 compensation for our NEOs. The CEO percentages are calculated using Mark K. Miller's 2024 target compensation for CEO service. Mark E. Jones' target 2024 compensation is reflected in the "Other NEOs" percentages, using his target compensation for Executive Chairman service.
** Mr. Miller's 2024 target short-term cash incentive for his role as CEO was $750,000.

In 2024, 85.8% of our CEO's compensation was at risk, with 71.6% of in the form of premium-priced, performance-based equity incentives. Our other NEOs' compensation for 2024, on average, was 82.9% at risk, with 78.9% in the form of premium-priced, performance based equity incentives.

Retention of Independent Compensation Consultant
In 2024, our Compensation Committee retained Semler Brossy Consulting Group, LLC as an independent Compensation Consultant to act as an outside compensation advisor. The Compensation Committee has determined that the Compensation Consultant is independent and did not raise any conflicts of interest.

The Compensation Consultant works directly with our Compensation Committee and reviews and advises on our NEO compensation program and best practices. The Compensation Consultant provides important information about market practices and the types and amounts of compensation offered to executives and assists the Compensation Committee in determining an accurate peer group benchmarking process to ensure the Company is providing competitive yet reasonable compensation to our NEOs.

In particular, and in response to our 2024 say-on-pay vote, the Compensation Consultant advised the Compensation Committee on creating an appropriate peer group on which to base compensation levels and practices. As set out in more detail below, the peer group established by our Compensation Committee in connection with the Compensation Consultant was an important input to setting compensation levels for 2025.

The nature and scope of the Compensation Consultant's engagement is determined solely by the Compensation Committee. The Compensation Consultant performs no work for management outside of those items in support of the Compensation Committee.

Decision Making Process
The Compensation Committee determines the compensation of our NEOs. The CEO's and Executive Chairman's compensation is determined solely by the Compensation Committee, in consultation with the independent Compensation Consultant and the Executive Chairman (for CEO compensation). For NEOs other than the CEO, the CEO, in consultation with the Chairman of the Compensation Committee, the Compensation Consultant, and our Executive Chairman, makes compensation recommendations that are then reviewed, analyzed, and approved by the Compensation Committee. None of our NEOs participate in the discussion or determination of their respective compensation.

In making compensation determinations, the Compensation Committee reviews and evaluates many factors, including:

•Goosehead’s performance and growth;
•The individual NEO’s prior year performance with respect to several performance factors;
•Financial measurements such as premium growth, revenue growth, Core Revenue*, net operating income, Adjusted EBITDA*, and trends in those measurements;
•Ability of each NEO to achieve strategic objectives;
•Individual performance and performance as a management team;
•Long-term potential to maintain and enhance value for our shareholders; and
•Market compensation practices for similar positions within related industries.
*Core Revenue and Adjusted EBITDA are non-GAAP financial measures and are defined and discussed in our Annual Report in the section titled "Item 7. Management's discussion and analysis of financial condition and results of operations—Non-GAAP Financial Measures."

Independent Pay Governance
Components of our independent compensation process are set forth below:

Shareholders	Independent Compensation Consultant	Independent Compensation Committee	Board of Directors
•Provide feedback on NEO compensation program to Company management and Chairman of the Compensation Committee.

•Feedback is reviewed by our independent Compensation Committee and Compensation Consultant in connection with determining NEO compensation.

•Provides independent analysis and advice on NEO compensation program and policies.

•Provides best practices and peer group analysis for the Compensation Committee's consideration.

•Regularly attends Compensation Committee meetings.

•Does not provide any additional services to the Company.

•Sets NEO compensation policies.

•Determines compensation for CEO and Executive Chairman.

•Assesses and approves compensation for NEOs (other than the CEO and Executive Chairman).

•Reviews and approves goals and metrics relevant to NEO compensation.

•Weighs recommendations and market data provided by independent Compensation Consultant in all phases of determinations.
•Reviews NEO succession planning independently and with management at least annually.

Peer Group Analysis
While we believe our business model is unrivaled in our industry, we understand the value of peer group analysis when it comes to providing competitive and reasonable executive compensation. As such, as part of our compensation-setting process, the Compensation Committee has historically reviewed market practices related to executive compensation to ensure our NEO compensation is in line with market standards.

In connection with the Compensation Committee's engagement of the Compensation Consultant, it has also formalized a peer group market analysis process. The Compensation Consultant now assists our Compensation Committee in its determination of an appropriate peer group for NEO compensation review.

Goosehead's business model is unique: we are a rapidly growing independent insurance agency, with a distinctive approach to the sale of insurance, using our innovative technology platform, partnering with hundreds of insurance carrier partners to source the appropriate insurance for our clients, and thereafter providing back-office services support for our clients. In addition, Goosehead is a franchisor. Our sales function is divided into corporate sales and franchise sales, the latter of which consists of operations that are owned and managed by our franchisees. This model poses challenges in identifying a natural group of competitors. Publicly traded property and casualty insurance companies, for example, often prove to be poor comparisons, due to slower revenue growth, lower market value to revenue multiples, and incompatible business fit when compared to Goosehead and its corporate structure.

Given this, in developing our peer group for executive compensation, our Compensation Committee and the Compensation Consultant focused on public companies within adjacent industries that are representative of the market for executive talent (even if not all were direct "competitors") that have similar growth trajectories and qualities as Goosehead, including disruptive insurance brokers and high growth technologies. The Compensation Committee focused on the following criteria to retain companies with Goosehead specific traits and qualities:

•Companies with scale comparability, with revenues and market capitalization within 0.33 times to 3.0 times Goosehead's revenues and market capitalization;
•Companies with strong one-year and three-year revenue growth (i.e., growth of over 10%);
•Companies with a high market value/revenue multiple (i.e., total market valuation five times annual revenue);
•Technology focused companies; and
•Companies with a consumer facing approach and/or back-office support functions.

In addition, given our franchise model, it is important for us to consider both GAAP-reported revenue and total system-wide sales when developing an appropriate peer group. Commission on sales by franchisees are not recorded as Company GAAP-reported revenues; however, Goosehead's royalty fee revenues (comprised of both New Business Royalty Fees and Renewal Royalty Fees, each as further defined and discussed in our Annual Report in the section titled "Item 7. Management's discussion and analysis of financial condition and results of operations—Non-GAAP Financial Measures"), are computed as a percentage of commissions on sales made by our franchisees and, as a result, sales by franchisees have a direct effect on our royalty fee revenues and profitability. Total system-wide sales represents the total sales generated across all franchised and company-owned locations, and while not included in GAAP-reported revenue, evaluation of this metric is crucial because it reflects a company's overall brand strength, market share, and consumer demand. Looking at both revenue and total system-wide sales metrics as part of the peer group analysis therefore ensures a balanced view of a company's financial health, growth potential, and competitive standing.

Using this process, the Compensation Committee established the following peer group of 22 companies, comprised of a mix of software and fintech companies, along with two insurance peers (collectively, our "Peer Group"). With respect to size, we rank between the 25th percentile and median for GAAP-reported revenue positions and at the 75th percentile when considering total system-wide sales.

Peer Group Companies
Kinsale Capital (NYSE: KNSL)	AvidXchange (NASDAQ: AVDX)	Alkami Technology (NASDAQ: ALKT)
Upwork (NASDAQ: UPWK)	Clearwater Analytics (NYSE: CWAN)	Olo (NYSE: OLO)
BlackLine (NASDAQ: BL)	Braze (NYSE: BRZE)	Agilysys (NASDAQ: AGYS)
Instructure (NYSE: INST)	Intapp (NASDAQ: INTA)	Enfusion (NYSE: ENFN)
Upstart (NASDAQ: UPST)	Palomar (NASDAQ: PLMR)	Mitek Systems (NASDAQ: MITK)
MoneyLion (NYSE: ML)	AvePoint (NASDAQ: AVPT)	SoundHound AI (NASDAQ: SOUN)
nCino (NASDAQ: NCNO)	C3.ai (NYSE: AI)
Flywire (NASDAQ: FLYW)	Cass Information Systems (NASDAQ: CASS)

The Peer Group pay data will be reviewed by the Compensation Committee and the independent Compensation Consultant in connection with determining NEO compensation for 2025.

2024 EXECUTIVE COMPENSATION PROGRAM
Elements of Compensation
Our NEO compensation program is designed to reflect our pay-for-performance philosophy by mixing short-term and long-term incentive compensation and fixed and variable pay. The at-risk elements of pay allow our Compensation Committee to reward superior performance, and the long-term equity incentives serve to align the interests of our NEOs with the long-term interests of our stockholders.

	Elements of Compensation	Percentage of Compensation (all NEOs)	Description of Compensation	Purpose of Compensation
Fixed	Annual Base Salary		Annual base salaries are determined based on market data, scope of duties and responsibilities, track record of both short-term and long-term performance, and experience.	Attract and retain talented executive officers, reward them for annual achievements, and incentivize delivery of results on behalf of shareholders.
At-Risk	Short-Term Annual Bonus Incentive
Our NEO's short-term incentives are in the form of an annual cash bonus. For our CEO and CFO, 50% of that bonus is subject to achieving certain financial metrics and 50% is subject to achieving certain strategic and operational goals.
Motivate our NEOs to achieve superior performance and contribute to strategic initiatives and operational success by linking annual Company performance to an annual cash incentive.
Long-Term Equity Incentives
The entirety of our NEO's long-term equity incentives are in the form of performance-based, premium-priced options: Goosehead stock must appreciate by at least 10% and the NEO must remain with the Company during the vesting period to realize any value from the award.
Align interest of NEOs with shareholders by directly linking compensation to stock price appreciation and retain key members of our management team.

Summary of 2024 Compensation
The following provides additional details around the compensation of our NEOs during our fiscal year ended December 31, 2024.

Annual Base Salary
Base salaries play the crucial role of attracting and retaining the management talent necessary to operate our business successfully. A competitive annual base salary is an important component of executive compensation, as it provides an incentive to deliver results for the benefit of our shareholders and to remain committed to the long-term success of Goosehead. The Compensation Committee reviews base salaries for all NEOs annually and at the time of promotion. Individual annual salary amounts reflect the Compensation Committee’s recommendation after considering several factors, including the NEO’s scope of duties and responsibilities, track record of both short-term and long-term performance, and consideration of the appropriate market salary levels.

In 2024, our NEOs each received salary increases at the beginning of the fiscal year due to expansion in Goosehead's Adjusted EBITDA Margin in 2024, continued successful executive leadership and management of their respective departments, and the achievement of individual and collective strategic and operational business goals. See the section entitled "Item 7. Management’s discussion and analysis of financial condition and results of operations—Non-GAAP Financial Measures” in our Annual Report for a definition and discussion of Adjusted EBITDA Margin as a non-GAAP measure.

When Mr. Jones transitioned from CEO to his Executive Chairman role effective July 1, 2024, he received approximately a two-thirds decrease in salary.

The specific salary dynamics for our NEOs were as follows:

NEO	Title	Salary as of		Increase (Decrease) in Annual Salary
		12/31/2023	12/31/2024
Mark E. Jones(1)	Executive Chairman, Former CEO	$2,100,000	$750,000	(64)%
Mark K. Miller(2)	CEO and President, Former COO	$550,000	$750,000	36%
Mark E. Jones, Jr.	CFO	$325,000	$375,000	15%
John T. O'Connor	General Counsel and Corporate Secretary	$346,500	$400,000	15%
(1) Salary as of December 31, 2024 reflects Mr. Jones' base salary for his Executive Chairman role; in the 2024 Summary Compensation Table below, we report the blended rate for salary actually received by Mr. Jones in 2024 for service as CEO through June 30, 2024, and for service as Executive Chairman for the remainder of 2024.
(2) Salary as of December 31, 2024 reflects Mr. Miller's base salary for his CEO and President roles; in the 2024 Summary Compensation Table below, we report the blended rate for salary actually received by Mr. Miller in 2024 for service as President and COO through June 30, 2024, and for service as CEO and President for the remainder of 2024.

Annual Bonus
Formulaic Bonus for Mark K. Miller (CEO and President) and Mark E. Jones, Jr. (CFO). In a shift from prior years, our CEO and President's short-term incentive is now dependent on the Company meeting certain financial targets. The 2024 annual bonus structure for our CEO and President and our CFO was based 50% on financial objectives and 50% on strategic and operational objectives.

Based on shareholder feedback calling for more at-risk pay for our NEOs, the Compensation Committee has revised the bonus structure effective for 2025 compensation such that the bonus will be based 75% on financial objectives and 25% on strategic and operational objectives. To further ensure shareholder alignment, this formulaic bonus calculation will also apply to our General Counsel and Corporate Secretary's bonus for 2025, who has historically received a fully discretionary bonus.

Financial Objectives (50% Weight).* The financial metrics used to determine bonus payout amounts for 2024 are Core Revenue and pre-contingency Adjusted EBITDA targets, which are predetermined by the Compensation Committee. The Compensation Committee considers these financial metrics to be two of the most important financial measures for creating shareholder value.
*In 2025, financial objectives will receive 75% weight.

Our primary source of revenue is through the placement of insurance policies. Core Revenue is a non-GAAP financial measure that consists of New Business Royalty Fees (a percentage of commission and fees received during the first term of the policy for policies placed through franchise sales), Agency Fees (a fee charged in certain states (in accordance with state law) for the placement of the policy), Renewal Commission (commissions received in corporate sales after the first term of the policy), and Renewal Royalty Fees (a percentage of commissions received for policies that renew related to franchise sales) (each as further defined and discussed in our Annual Report in the section titled "Item 7. Management's discussion and analysis of financial condition and results of operations—Non-GAAP Financial Measures").

Pre-contingency Adjusted EBITDA is non-GAAP, supplemental measure of our performance and is defined as net income (the most directly comparable GAAP measure), before interest, income taxes, depreciation and amortization, adjusted to exclude equity-based compensation, impairment expense, and other non-operating items, including, among other things, certain non-cash charges and certain non-recurring or non-operating gains or losses, and excluding "Contingent Commissions." “Contingent Commissions” is revenue in the form of contractual payments from insurance carriers contingent upon several factors, including growth and profitability of the business placed with the insurance carrier. We use pre-contingency Adjusted EBITDA for business planning purposes and in measuring our performance relative to that of our peers. We believe that pre-contingency Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of items that do not relate to business performance and Contingent Commissions, which are a less predictable revenue source. Contingent Commissions are paid upon the profitability, volume and/or growth of the business placed with such insurance companies during the prior year and if, due to the current economic environment or for any other reason, we are unable to meet the insurance carrier’s profitability, volume, or growth thresholds, or insurance carriers increase their estimate of loss reserves (over which we have no control), actual Contingent Commissions we receive could be less than anticipated.

In 2024, for Mr. Miller and Mr. Jones Jr. to receive any bonus payout for the financial goals portion of their bonus, Goosehead must have achieved at least 90% of the targeted Core Revenue and pre-contingency Adjusted EBITDA numbers, with a 125% maximum payout level. In general, annual incentive payouts range from 0% to 150% of the target bonus amount set by the Compensation Committee. In 2024, Mr. Miller and Mr. Jones Jr. earned the following percent of the financial objectives portion of their annual bonus:

2024 Financial Measure	Weight	Bonus Earned
Core Revenue(1)	25%	20%
Pre-contingency Adjusted EBITDA(1)	25%	—%
Financial Measure Factor		10%
(1) Non-GAAP measures. See Annual Report in the section titled "Item 7. Management's discussion and analysis of financial condition and results of operations—Non-GAAP Financial Measures" for a definition and discussion of Core Revenue and Adjusted EBITDA as non-GAAP measures.

As we continue to prioritize performance-based compensation in our executive compensation program, we gain a better understanding of how to properly align pay with performance. Despite strong Company performance in 2024, Mr. Miller and Mr. Jones Jr. did not receive a significant financial objectives bonus payout, in large part due to the initial learning curve in setting appropriately calibrated financial goals for bonus payouts, rather than underperformance. This misalignment between expectations and actual performance led to a lower-than-anticipated bonus distribution for 2024. Given this, in addition to increasing the percentage of annual bonus contingent upon the Company achieving certain financial metrics from 50% to 75% for 2025 service, the

Compensation Committee has also reevaluated the underlying financial metrics that drive the financial objectives portion of our NEOs' short-term incentive for 2025 to more appropriately align payout with performance.

Strategic and Operational Objectives (50% Weight).* The Compensation Committee retains discretion in determining the strategic and operational goals portion of the annual bonus, which is based on accomplishing certain strategic priorities determined by the Board of Directors and assessed by the Compensation Committee with the CEO's and Executive Chairman's assessment of the performance. These strategic priorities include retaining key employees, improving sales productivity, achieving budgeted headcount and producer numbers, effectively managing organizational cost structure, and achieving other various strategic initiatives. In 2024, specific accomplishments include the following:
*In 2025, strategic and operational objectives will receive 25% weight.

2024 Strategic and Operational Goals Summary	Performance Assessment Highlights
New Business and Revenue Growth •Achieve meaningful growth in Core Revenue* •Achieve meaningful growth in Total Revenue
In the face of one of the most difficult insurance markets in Company history, Goosehead achieved both goals, with Core Revenue increasing 17% and Total Revenue increasing 20% from year ending 2023 to year ending 2024. 2024 also marked the first year the Company achieved $1 billion in Total Written Premium in a single quarter.

Enterprise Performance •Effective management of organizational cost structure and margin expansion	Our executive team remained diligently focused on efficient revenue generation, worked to streamline and level up thinking around our employee compensation and benefit practices, and achieved impressive margin expansion in 2024.
Operational Initiatives
•Achieving budgeted headcount and producer numbers
•Retention of key employees
•Ramping productivity of producers in both the franchise community and the corporate sales group
•Stabilizing client retention levels
•Increasing geographic diversity and expanding geographic footprint outside of Texas
•Further advancing and achieving increased adoption of our QTI technology with both our carrier partners and agent population

In 2024, our executives led the Company through industry headwinds and effectively achieved success related to many operational initiatives, including but not limited to the following:
•The Company achieved budgeted headcount numbers and improved retention metrics in both the sales and service functions.
•Franchise productivity, the largest portion of our sales function, achieved all time productivity highs in 2024 in the face of product market challenges and increased shopping by our client base as a result of price pressure.
•Franchise sales prioritized strategic geographic expansion focused on important markets for our Company and our carriers and we successfully executed a lease for the launch of our Phoenix office, our first new corporate sales office in four years, which launched in Q4 2024.
•The Company added 44 new carriers across hundreds of markets and saw material growth in agent use and adoption of our QTI technology, which increases agent productivity and provides our clients and carriers with a better, more streamlined experience.

*Core Revenue is a non-GAAP measure as defined and described in our Annual Report in the section titled "Item 7. Management's discussion and analysis of financial condition and results of operations—Non-GAAP Financial Measures."

Given the achievements of the strategic and operational goals listed above, the Compensation Committee determined that Mr. Miller and Mr. Jones Jr. should receive 100% of their strategic and operational goals portion of the annual bonus.

2024 Bonus Payout Amounts. The final 2024 bonus payout amounts for Mr. Miller and Mr. Jones Jr., as determined by the Compensation Committee, are as follows:

NEO	Target Award ($)	10% of Financial Measure Factor ($)	100% of Strategic and Operational Factor ($)	Total Payout ($)
Mark K. Miller(1)	700,000	35,000	350,000	385,000
Mark E. Jones, Jr.	255,000	12,750	127,500	140,250
(1) The Compensation Committee used a blended rate for Mr. Miller's 2024 "Target Award" given the mid-year CEO Succession, i.e., the average of (a) a $650,000 target award for service as President and COO from January 1, 2024 through June 30, 2024 and (b) a $750,000 target award for service as CEO and President from July 1, 2024 through the end of the 2024 fiscal year.

Discretionary Bonus for John T. O'Connor (General Counsel). The bonus structure for our General Counsel and Corporate Secretary in 2024 was fully discretionary. In 2024, Mr. O'Connor received a bonus of $70,000 to reflect his individual contributions to Goosehead’s legal, compliance, and human capital departments, including successfully mitigating legal risk to protect the Company from costly litigation, regulatory fines, and reputational harm and continuing to develop our compliance programs to ensure adherence to legal and ethical standards. The bonus also reflects Mr. O’Connor’s accomplishments of Goosehead’s strategic initiatives during the prior year, including managing our corporate real estate portfolio and playing an essential role in our expansion into the Phoenix market, with a goal of expanding and diversifying our footprint through new career paths for corporate agents and western United States franchise expansion. Likewise, Mr. O'Connor and the human capital department led the Company's implementation of a new human resources information system in 2024 aimed at bringing its employees communications, compensation and benefits practices, and overall human resources function to be best in class. The bonus was also awarded to motivate Mr. O'Connor to continue to achieve results that exceed management's expectations and provide long term value to Goosehead's shareholders.

No Bonus for Mark E. Jones (Executive Chairman). In Mr. Jones' role as Executive Chairman, and consistent with market practices, he did not receive an annual bonus in 2024 for his service as Executive Chairman. He also did not receive a bonus for his service as CEO through June 2024, consistent with historical practices.

Long-Term Equity Incentives
Aligning executive compensation with long-term shareholder value creation is the central pillar of our NEO compensation model. Our Omnibus Plan, described in more detail below, provides our Compensation Committee with various equity-related mechanisms to motivate our NEOs to perform at the highest level and contribute significantly to the success of Goosehead, and to reward them for that success, including through grants of stock options, stock appreciation rights, restricted stock, RSUs, and other stock-based awards.

It has long been the philosophy of the Company and our founders that executives' long-term equity incentives should be entirely aligned with the interests of our shareholders. Since going public in 2018, the view has always been that stock option awards are the form of equity compensation that achieves that goal. If our executives are unable to provide value to our shareholders through stock price performance, the value of their equity grants is zero. Our Compensation Committee continues to monitor and evaluate this philosophy and ensure the structure of our long-term equity incentives achieve the goals of both our Company and our shareholders as it relates to executive performance and, after considering various other long-term incentive compensation alternatives, again affirmatively determined that for 2024, long-term equity awards, in the form of stock options priced at a 110% premium over the closing price of our stock as of the grant date, are the best tool to motivate our NEOs to achieve and sustain peak performance and contribute significantly to our long-term success, thereby furthering the interests of our shareholders.

Importantly, the Compensation Committee addressed this approach with its shareholders during the shareholder outreach process described above, and the majority of the Company's shareholders were supportive of the decision to award equity to the executives in the form of premium-priced stock options. The Compensation Committee has historically provided our NEOs with stock option awards each year, and did so in 2024 as well. To further align our NEOs' interests with those of our shareholders, these stock option awards vest ratably over a three-year period (i.e., one-third of the shares vest on each of the one year, two year, and three year anniversaries of the grant date), subject to the NEO's continued service to Goosehead.

Of note, the Compensation Committee also imposes an exercise price for the stock options granted to our NEOs that is at a 10% premium over the market price of our Class A common stock on the date of the grant. Accordingly, our NEOs will realize no value in their option awards if our stock does not appreciate in value by at least 10% and remain appreciated throughout the vesting schedule and their term of service to Goosehead. The value received by our NEOs pursuant to these equity awards directly increases in tandem with the value realized by our shareholders. The Compensation Committee believes that granting annual time-based stock option award awards in this manner not only aligns the interests of our NEOs with those of our shareholders, but also rewards sustained performance and promotes long-term retention of our key members of management. See below “Equity Compensation Plans and Policies” for more information on how our Compensation Committee determines long-term equity incentives for our NEOs.

The following awards were made to our NEOs in 2024, all granted with a 10% premium exercise price over the closing market price of our Class A common stock on the applicable grant date.

NEO	Stock Options Awarded (#)
Mark E. Jones(1)	130,000
Mark K. Miller(2)	130,000
Mark E. Jones, Jr.	65,000
John T. O'Connor	25,000
(1) Awarded in connection with service as CEO. Mr. Jones did not receive stock options in connection with his transition to Executive Chairman.
(2) Mr. Miller received 50,000 stock options in connection with his promotion to CEO and President on July 1, 2024.

OTHER COMPENSATION POLICIES AND PRACTICES
Equity Compensation Plans and Policies
Omnibus Plan and Equity Award Grant Policy
Our Compensation Committee administers our Omnibus Plan, which we adopted and obtained shareholder approval for in connection with our initial public offering (“IPO”) in 2018, pursuant to our Equity Award Grant Policy. Our Equity Award Grant Policy authorizes the Compensation Committee to approve on-cycle grants of stock-based awards to directors, NEOs, and other officers of the Company for purposes of Section 16 of the Exchange Act. The Compensation Committee may delegate authority to the Executive Chairman or CEO to grant stock-based awards to non-NEOs, off-cycle awards, and awards to newly hired or promoted employees under the policy.

As an important measure to ensure the integrity of the award granting process, the Equity Award Grant Policy further provides that the Compensation Committee determine fixed grant dates in advance, such that all terms and conditions of each stock-based award shall be approved on or prior to the grant date. If special circumstances warrant, and subject to black-out periods and other trading restrictions, the Compensation Committee may also grant off-cycle awards outside of this schedule to select individuals.

Equity awards are discretionary and are generally granted to our NEOs and other eligible employees on the first trading day of the applicable fiscal year. In certain circumstances, including the hiring or promotion of an officer or employee, the Compensation Committee may approve grants to be effective at other times. The Compensation Committee, Executive Chairman, and CEO did not take material nonpublic information into account when determining the timing and terms of equity awards in 2024 and followed its general practice, and Goosehead does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

During 2024, we did not grant any equity awards to any NEO during any period beginning four business days before and ending one business day after the filing of any periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Form 8-K that disclosed any material nonpublic information.

Other Compensation-Related Policies
Stock Ownership Guidelines
In furtherance of the Compensation Committee's ongoing efforts to foster an ownership culture among our NEOs, the Company has formally adopted stock ownership guidelines for our NEOs, as set forth below. Each NEO must own such common stock outright (i.e., any long-term equity incentives are ineligible), and our NEOs have a period of five years from December 12, 2024 (or five years from the date an individual becomes an NEO) to comply. If, following the compliance deadline, a NEO has not satisfied the applicable ownership level called for by these guidelines, then each time he or she exercises a stock option, he or she is expected to retain 50% of the shares remaining after payment of the stock option exercise price and taxes owed upon exercise until the ownership level required by these guidelines is met. Mr. Jones and Mr. Miller currently satisfy these stock ownership guidelines.

NEO	Multiple of Base Salary
Executive Chairman and CEO	5x
Other NEOs	2x

Statement of Policy Concerning Trading in Company Securities
Goosehead has maintained a Trading Policy since its IPO in 2018. The Trading Policy governs the purchase, sale, and other dispositions of Goosehead's securities and applies to all personnel of Goosehead and its subsidiaries, including directors, officers, and employees, and other covered persons, as well as Goosehead itself. Goosehead believes its Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as applicable listing standards. A copy of the Trading Policy is filed as Exhibit 19.1 to the Annual Report.

Anti-Hedging and Anti-Pledging Policy
Goosehead’s Trading Policy also prohibits employees, including our NEOs, and directors from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds, or other derivatives) that are designed to hedge or speculate on any change in the market value of Goosehead’s equity securities. Further, Goosehead prohibits employees and directors from pledging Goosehead securities in any circumstance, including by purchasing Goosehead securities on margin or holding Goosehead securities in a margin account.

Compensation Recoupment Policy
Goosehead maintains a Compensation Recoupment Policy pursuant to Section 10D of the Exchange Act, which requires Goosehead recoup certain incentive-based compensation (i.e., compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure) awarded to Section 10D executive officers in the event that Goosehead is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements. A copy of our executive Compensation Recoupment Policy is filed as Exhibit 97 to the Annual Report.

While Goosehead restated prior period financial statements to correct certain errors in its consolidated statements of stockholders' equity and consolidated balance sheets, there was no need to recover any compensation, given that those corrections did not implicate Goosehead's incentive-based compensation and therefore did not result in the overpayment of incentive compensation to any executive officer.

Employee Benefits
Retirement Benefits
Our retirement benefits encourage long-term service to Goosehead. The Company offers a defined contribution plan, and 100% of the salary deferral elected by each participating employee is matched up to a maximum of 3% of compensation, not to exceed the statutory contribution limit. These matching contributions vest ratably over four years of service.

Health and Welfare Benefits
Our NEOs are entitled to the same health and welfare benefits as our employees generally, including medical, dental, and vision insurance, as well as flex and health savings accounts, life insurance, short-term disability insurance, long-term disability insurance, accident insurance, and critical illness insurance. In addition, our NEOs, along with other senior executives of the Company, are provided access to concierge healthcare services.

Pension Benefits and Nonqualified Deferred Compensation
We do not provide a pension plan for our employees, and none of our NEOs participated in a nonqualified deferred compensation plan in 2024.

Employment Agreements
We have not entered into employment agreements with our NEOs.

Compensation Risk Assessment
The Compensation Committee has performed a review of compensation policies and practices for our employees and has concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Our Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management as well as the accompanying compensation tables and related narratives. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into Goosehead’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Compensation Committee
Peter Lane, Chairman
James Reid
Waded Cruzado

EXECUTIVE COMPENSATION TABLES

2024 SUMMARY COMPENSATION TABLE
The following table sets forth information concerning the compensation paid to or earned by our NEOs during our fiscal year ended December 31, 2024. All numbers are rounded to the nearest dollar.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Mark E. Jones, Executive Chairman
	2024	1,500,000	—	4,152,200	16,658	5,668,858
	2023	2,100,000	—	3,514,000	16,110	5,630,110
	2022	1,900,000	—	7,858,500	15,174	9,773,674
Mark K. Miller, CEO and President
	2024	700,000	385,000	3,780,700	6,744	4,872,444
	2023	550,000	618,719	702,800	6,646	1,878,165
	2022	276,515	291,667	4,429,800	6,500	5,004,482
Mark E. Jones, Jr., CFO
	2024	375,000	140,250	2,076,100	17,094	2,608,444
	2023	325,000	196,865	614,950	16,546	1,153,361
	2022	234,153	85,217	3,745,915	15,029	4,080,314
John T. O'Connor, General Counsel and Corporate Secretary(4)
	2024	400,000	70,000	798,500	17,094	1,285,594
	2023	346,500	50,000	368,800	10,046	775,346
	2022	—	—	—	—	—
(1) The amounts shown for 2024 reflect bonuses paid for services completed in 2024, the amounts shown for 2023 reflect bonuses paid for services completed in 2023, and the amounts shown for 2022 reflect bonuses paid for services completed in 2022.
(2) The amounts shown in this column reflect the aggregate grant date fair value of options granted under the Omnibus Plan to purchase our common stock, computed in accordance with FASB ASC Topic 718. Any estimated forfeitures are excluded from the values reported in this table. The assumptions used in the valuation of these options are set forth in Note 13 to our financial statements, which are included in our Annual Report for the year ended December 31, 2024.
(3) For 2024, the amounts shown include (i) 401(k) Plan matching contributions for Mark E. Jones ($10,350), Mark E. Jones, Jr. ($10,350), and John T. O'Connor ($10,350); (ii) healthcare benefits for Mark E. Jones ($6,064), Mark K. Miller ($6,500), Mark E. Jones, Jr. ($6,500), and John T. O'Connor ($6,500); and (iii) long-term disability benefits of $244 for each of Mark E. Jones, Mark K. Miller, Mark E. Jones, Jr., and John T. O'Connor.
(4) John T. O'Connor was not an NEO for 2022. Accordingly, this table excludes his 2022 compensation information.

OPTION TABLES
2024 Grants of Plan-Based Awards
The following plan-based awards were made to our NEOs during the fiscal year ended December 31, 2024.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Number of Securities Underlying Options (#)(2)	Exercise Price of Stock Option Awards ($)(3)	Grant Date Fair Value of Stock Option Awards ($)(4)
Mark E. Jones	1/2/2024	—	—	—	130,000	80.97	4,152,200
Mark K. Miller	1/2/2024	17,500	700,000	875,000	80,000	80.97	2,555,200
	7/1/2024				50,000	61.35	1,225,500
Mark E. Jones, Jr.	1/2/2024	6,375	255,000	318,750	65,000	80.97	2,076,100
John T. O'Connor	1/2/2024	—	—	—	25,000	80.97	798,500
(1) Represents annual performance-based bonus awards granted under our cash bonus plan. The actual amounts earned with respect to these bonuses are included in the "Summary Compensation Table" above under the "Bonus" column.
(2) The amounts in this column reflect the number of stock options granted, as discussed in “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity Incentives.”
(3) The exercise price for the stock options was set based on the closing price of underlying Class A common stock on the date of the grant. The exercise price of stock options granted to our NEOs were granted at a 10% premium over the market price of our Class A common stock on the date of the grant.
(4) The amounts shown in this column reflect the aggregate grant date fair value of options granted under the Omnibus Plan to purchase our common stock, computed in accordance with FASB ASC Topic 718. Any estimated forfeitures are excluded from the values reported in this table. The assumptions used in the valuation of these options are set forth in Note 13 to our financial statements, which are included in our Annual Report for the year ended December 31, 2024.

Equity Compensation Plan Information
The following tables set forth information as of December 31, 2024, with respect to the Company's Omnibus Plan and the Company's Employee Stock Purchase Plan ("ESPP"), both of which received shareholder approval and are the only compensation plans under which equity securities of the Company are authorized for issuance.

Plan Category	Number of Class A Voting Shares to be Issued Upon Exercise of Outstanding Options(1)(2)	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Outstanding Options)(3)
Equity compensation plans approved by shareholders	3,263,057	$68.50	22,375
Equity compensation plans not approved by shareholders	—	—	—
Total	3,263,057	$68.50	22,375
(1) Reflects shares subject to outstanding and unexercised options granted under the Omnibus Plan.
(2) The number of shares that may be issued under the ESPP and the weighted-average exercise price of such shares, are uncertain and consequently not reflected. The number of shares to be purchased will depend on the number of employees participating in our ESPP, their respective salaries and the market price of the Company's Class A voting shares when scheduled purchases are made.
(3) Represents only those Class A voting shares available for future purchases under the ESPP.

Outstanding Equity Awards at 2024 Fiscal Year-End
The following table sets forth all outstanding equity awards held by our NEOs as of December 31, 2024.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Mark E. Jones	234,000	-	40.88	4/1/2030
	100,000	50,000	143.24	1/3/2032
	66,667	133,333	38.78	1/3/2033
	-	130,000	80.97	1/2/2034
Mark K. Miller	19,000	-	131.87	1/4/2031
	120,000	60,000	48.15	5/13/2032
	13,334	26,666	38.78	1/3/2033
	-	80,000	80.97	1/2/2034
	-	50,000	61.35	7/1/2034
Mark E. Jones, Jr.	35,000	-	44.14	1/2/2030
	23,334	11,666	130.22	1/3/2032
	10,000	5,000	48.15	5/13/2032
	43,334	21,666	41.51	10/31/2032
	11,667	23,333	38.78	1/3/2033
	-	65,000	80.97	1/2/2034
John T. O'Connor	13,334	6,666	57.49	5/2/2032
	6,667	13,333	35.25	1/3/2033
	-	25,000	80.97	1/2/2034

2024 Option Exercises
The following table sets forth the number of shares acquired and the value realized upon exercise of stock options during the fiscal year ended December 31, 2024 by each of our NEOs. The value realized on exercise of stock options is calculated based on the difference between the market price of our Class A common stock upon exercise and the exercise price of the stock option.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Mark E. Jones	45,324	3,364,496
Mark K. Miller	61,622	6,174,449
Mark E. Jones, Jr.	-	-
John T. O'Connor	-	-

Termination and Change In Control Benefits
Under our option award agreements, including those with each of our NEOs, if, within six months following a “Change in Control” (as defined in the Omnibus Plan) an employee’s employment is terminated without "Cause" (as defined in the Omnibus Plan) or resigns for "Good Reason" (as defined in the option award agreement), their options shall become immediately vested and exercisable.

The following table sets forth the intrinsic value of the options that would vest assuming a Change in Control occurred on December 31, 2024 and each of our NEOs were immediately terminated without Cause thereafter.

Name	Accelerated Vesting of Stock Options ($)(1)
Mark E. Jones	12,537,811
Mark K. Miller	9,762,721
Mark E. Jones, Jr.	5,022,183
John T. O'Connor	1,947,326
(1) These amounts shown were determined by multiplying (a) the amount by which the closing price per share of our Class A common stock on December 31, 2024 of $107.22 exceeded the exercise price per share in effect under each stock option agreement by (b) the number of shares that would vest on an accelerated basis under such stock option agreement.

PAY VERSUS PERFORMANCE
The below Pay-versus-Performance Table describes the relationship between the “Compensation Actually Paid” or "CAP" to our NEOs for 2024, 2023, 2022, 2021, and 2020 (each, a “Covered Year”), and the Company’s Total Shareholder Return (TSR), Net Income, and Core Revenue, a financial performance metric which Goosehead believes is our most important financial performance measure. Core Revenue is a non-GAAP measure as defined and discussed in our Annual Report in the section titled "Item 7. Management's discussion and analysis of financial condition and results of operations—Non-GAAP Financial Measures."

Pay-versus-Performance Table

Year(1)	Summary Comp. Table Total for Jones ($)(2)	Summary Comp. Table Total for Miller ($)(2)(3)	CAP to Jones ($)(4)	CAP to Miller ($)(3)(4)	Average Summary Comp. Table Total for other NEOs ($)(5)	Average CAP to Other NEOs (loss) ($)(4)	Value of Initial Fixed $100 Investment Based on:(6)		Net Income ($)(7)	Core Revenue ($)
							TSR ($)	Russ-ell 2000 TSR ($)
2024	5,668,858	4,872,444	8,796,963	8,581,135	1,947,019	3,411,783	259	143	49,113,000	273,737,000
2023	5,630,110	—	9,265,590	—	1,130,974	2,811,575	183	128	23,696,000	233,007,000
2022	9,773,674	—	(36,439,939)	—	3,565,666	(9,725,102)	83	109	2,630,000	188,171,000
2021	1,914,440	—	856,633	—	600,200	127,092	314	138	8,296,000	133,420,000
2020	5,430,680	—	35,276,080	—	2,134,478	14,390,511	297	120	18,755,000	95,068,000
(1) The principal executive officer ("PEO") and NEOs for the applicable fiscal years were as follows: (a) for 2024: Mr. Miller assumed the role of the Company's PEO on July 1, 2024 and Mr. Jones served as PEO during 2024 until such date, and our other NEOs were Mr. Jones Jr. and Mr. O'Connor; (b) for 2023: Mr. Jones served as the Company's PEO for the entirety of 2023 and our other NEOs were Mr. Miller, Mr. Jones Jr., Mr. O'Connor, and the then-serving Chief Legal Officer ("CLO"), P. Ryan Langston; (c) for 2022: Mr. Jones served as the Company's PEO for the entirety of 2022 and our other NEOs were Mr. Miller and Mr. Jones Jr. (and their respective predecessors, Michael C. Colby and Mark Colby) and the then-serving CLO, P. Ryan Langston; and (d) for 2021 and 2020: Mr. Jones served as the Company's PEO for the entirety of 2021 and 2020 and our other NEOs were the then-serving President and COO, Michael C. Colby, CFO, Mark S. Colby, and CLO, P. Ryan Langston.
(2) Amounts reported in this column represent the total compensation reported in the Summary Compensation Table for the applicable year in which the NEO served as PEO.
(3) For 2023, 2022, 2021, and 2020, Mr. Miller's compensation is included in the column average NEO compensation amount since he was an NEO during such years, but did not serve as a PEO for any portion of those years.
(4) CAP for our PEOs and average CAP for our other NEOs in Covered Years reflect the respective amounts set forth in this column, adjusted as follows in the table below, as determined in accordance with SEC rules. These amounts do not reflect the actual amount of compensation earned by or paid to our PEO and other NEOs during the applicable year and may be higher or lower than the amounts, if any, that are ultimately realized by such individuals. Fair values in the table above are computed in accordance with FASB ASC 718 as of the end of the respective fiscal year, other than fair values of awards that vest in the covered year, which are valued as of the applicable vesting date.

(5) Amounts reported in this column represent the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company's NEOs other than the PEOs for such years.
(6) The columns “TSR" (Total Shareholder Return) and “Russell 2000 TSR” are calculated based on an initial fixed investment of $100 in the Company and the Russell 2000 Index, respectively, from the beginning of the earliest year in the table (2020) through the end of each applicable year in the table, assuming reinvestment of dividends, as calculated in accordance with Item 201(e) of Regulation S-K.
(7) Net Income is prepared in accordance with GAAP.

CAP is a prescribed metric which adjusts total NEO compensation from the Summary Compensation Table above to reflect changes in (i) the fair value of NEO's 2024 vested options as of their vesting date, by (ii) the fair value of unvested NEO options as of December 31, 2024, (iii) the fair value of awards that are determined to fail to meet the applicable vesting conditions as of December 31, 2024, and (iv) pension adjustments, dividends, or other compensation not otherwise included in the Summary Compensation Table. The amounts deducted or added in calculating these equity award adjustments for 2024 are as follows:

	Jones 2024	Miller 2024	Other NEOs 2024
Summary Compensation Table Total	$5,668,858	$4,872,444	$1,947,019
Less Stock Award Value Reported in Summary Compensation Table for the Covered Year	$4,152,200	$3,780,700	$1,437,300
Plus Fair Value for Unvested Awards Granted in the Covered Year	$6,570,899	$7,140,265	$2,274,539
Change in Fair Value of Outstanding Unvested Awards from Prior Years	$709,406	$349,126	$627,525
Plus Fair Value of Awards Granted in the Covered Year that Vested in the Covered Year	$—	$—	$—
Less Fair Value of Awards Forfeited during the Covered Year	$—	$—	$—
Plus Fair Value of Incremental Dividends or Earnings Paid on Stock Awards	$—	$—	$—
Less Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans	$—	$—	$—
Plus Aggregate Service Cost and Prior Service Cost for Pension Plans	$—	$—	$—
Compensation Actually Paid	$8,796,963	$8,581,135	$3,411,783

Relationship Between CAP and Financial Performance
The following graphs describe the relationship between CAP to the CEO (and the average CAP to the other NEOs) with Goosehead’s Core Revenue, Net Income, and TSR. Core Revenue is a non-GAAP measure as defined and discussed in our Annual Report in the section titled "Item 7. Management's discussion and analysis of financial condition and results of operations--Non-GAAP Financial Measures." Also presented is a line graph representing the relationship between Goosehead’s TSR and the TSR of the Russel 2000.

CAP to Core Revenue
$40
$30
$20
$10
$0
-$10
-$20
-$30
-$40
-$50
CAP ($MM)
$300
$250
$200
$150
$100
$50
$0
Core Revenue ($MM)
2020
2021
2022
2023
2024
CEO-CAP
NEO-CAP
Core Revenue

CAP to Net Income
$40
$30
$20
$10
$0
-$10
-$20
-$30
-$40
-$50
CAP ($MM)
$60
$50
$40
$30
$20
$10
$0
Net Income ($MM)
2020
2021
2022
2023
2024
CEO-CAP
NEO-CAP
Net Income

TSR
$350
$300
$250
$200
$150
$100
$50
$-
2020
2021
2022
2023
2024
GSHD
Russell 2000

CAP to TSR
$40
$30
$20
$10
$0
-$10
-$20
-$30
-$40
-$50
CAP ($MM)
$350
$300
$250
$200
$150
$100
$50
$0
TSR ($)
2020
2021
2022
2023
2024
CEO-CAP
NEO-CAP
GSHD

Most Important Performance Measures
While Goosehead uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, we consider the following unranked list to represent the two most important financial and key performance measures that it uses to link executive CAP during the prior fiscal year to the Company’s performance in the prior fiscal year. For a discussion of each, including calculation from Goosehead's audited financial statements, see our Annual Report in the section entitled “Item 7. Management's discussion and analysis of financial condition and results of operations—Non-GAAP Financial Measures.”

Performance Measures
•Core Revenue
•Adjusted EBITDA

PAY RATIO
In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we provide the following estimated information for 2024:

•The median of the annual total compensation of all our employees (except our CEO) was $52,062.44;
•The annual total compensation of our CEO was $4,922,200; and
•The ratio of these two amounts was approximately 95 to 1.

The above ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule. To determine our median employee, we first identified our total employee population from which we determined our “median employee”. We determined that, as of December 31, 2024, our employee population consisted of approximately 1,580 individuals (as reported in "Item 1. Business" in our Annual Report).

To identify our “median employee” from our employee population, we compared the amount of base salary as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2024. We then conducted an analysis of our entire employee population and annualized the compensation of all full-time employees who were hired in 2024 but did not work for us for the entire fiscal year. We identified our “median employee” using this compensation measure, which was consistently applied to all our employees included in the calculation.

Using the methodology described above, we determined that our “median employee” was a service agent with total compensation of $52,062.44 for the 12-month period ending December 31, 2024. This employee’s annual total compensation for 2024 was determined using the same methodology we used for purposes of determining the annual total compensation of our NEOs for 2024 (as set forth in the "Summary Compensation Table" above). Due to the CEO Succession, we calculated the annual total compensation of our CEO for 2024 by annualizing Mark K. Miller's CEO compensation.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS
The Board of Directors adopted a written Related Person Transaction Policy (the “policy”), which sets forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our Audit Committee. In accordance with the policy, our Audit Committee has overall responsibility for implementation of and compliance with the policy.

For purposes of the policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeded, exceeds or will exceed $120,000 and in which any related person (as defined in the policy) had, has or will have a direct or indirect material interest. A related person transaction does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our Board of Directors.

The policy requires that notice of a proposed related person transaction be provided to our legal department prior to entry into such transaction. If our legal department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration at its next meeting. Under the policy, our Audit Committee may approve only those related person transactions that are in, or not inconsistent with, our best interests. In the event we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the policy and that is ongoing or is completed, the transaction will be submitted to the Audit Committee so that it may determine whether to ratify, rescind, or terminate the related person transaction.

The policy also provides that the Audit Committee review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our shareholders. Additionally, we will make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.

RELATED PERSON TRANSACTIONS
We describe below transactions and series of similar transactions, during 2024 to which we were a participant, in which:

1.the amounts involved exceeded or will exceed $120,000; and
2.any of our directors or executive officers (in each case, including their immediate family members) or beneficial holders of more than 5% of any class of our voting securities (including their immediate family members as relevant) had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting this criterion to which we have been or will be a participant other than compensation arrangements, which are described where required under “Executive Compensation.”

Amended and Restated Goosehead Financial, LLC Agreement
In connection with the reorganization transactions prior to the IPO, we, Goosehead Financial, and each of the Pre-IPO LLC Members entered into an amended and restated Goosehead Financial, LLC agreement (the “GFA”). Following the reorganization transactions, and in accordance with the terms of the GFA, we operate our business through Goosehead Financial. Pursuant to the terms of the GFA, so long as the Pre-IPO LLC Members continue to own any LLC Units or securities redeemable or exchangeable into shares of our Class A common stock, we will not, without the prior written consent of such holders, engage in any business activity other than the management and ownership of Goosehead Financial or own any assets other than securities of Goosehead Financial and/or any cash or other property or assets distributed by or otherwise received from Goosehead Financial, unless we determine in good faith that such actions or ownership are in the best interest of Goosehead Financial.

As the sole managing member of Goosehead Financial, we have control over all of the affairs and decision making of Goosehead Financial. As such, through our officers and directors, we are responsible for all operational and administrative decisions of Goosehead Financial and the day-to-day management of Goosehead Financial’s business. We will fund any dividends to our shareholders by causing Goosehead Financial to make distributions to the Pre-IPO LLC Members and us, subject to the limitations imposed by our credit agreement.

The holders of LLC Units generally incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of Goosehead Financial. Net profits and net losses of Goosehead Financial are generally allocated to its members pro rata in accordance with the percentages of their respective ownership of LLC Units, though certain non-pro rata adjustments are made to reflect tax depreciation, amortization and other allocations. The GFA provides for pro rata cash distributions to the holders of LLC Units for purposes of funding their tax obligations in respect of the taxable income of Goosehead Financial that is allocated to them. Generally, these tax distributions are computed based on Goosehead Financial’s estimate of the net taxable income of Goosehead Financial allocable to each holder of LLC Units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident of Texas (taking into account the non-deductibility of certain expenses and the character of our income).

Except as otherwise determined by us, if at any time we issue a share of our Class A common stock, the net proceeds received by us with respect to such share, if any, shall be concurrently invested in Goosehead Financial, and Goosehead Financial shall issue to us one LLC Unit (unless such share was issued by us solely to fund the purchase of an LLC Unit from a Pre-IPO LLC Member upon an election by us to exchange such LLC Unit in lieu of redemption following a redemption request by such Pre-IPO LLC Member — in which case such net proceeds shall instead be transferred to the selling Pre-IPO LLC Member as consideration for such purchase, and Goosehead Financial will not issue an additional LLC Unit to us). Similarly, except as otherwise determined by us, (i) Goosehead Financial will not issue any additional LLC Units to us unless we issue or sell an equal number of shares of our Class A common stock and (ii) should Goosehead Financial issue any additional LLC Units to the Pre-IPO LLC Members, we will issue an equal number of shares of our Class B common stock to such Pre-IPO LLC Members. Conversely, if at any time any shares of our Class A common stock are redeemed, purchased or otherwise acquired, Goosehead Financial will redeem, purchase or otherwise acquire an equal number of LLC Units held by us, upon the same terms and for the same price per security, as the shares of our Class A common stock are redeemed, purchased or otherwise acquired. In addition, Goosehead Financial will not affect any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the LLC Units unless it is accompanied by substantively identical subdivision or combination, as applicable, of each class of our common stock, and we will not affect any subdivision or combination of any class of our common stock unless it is accompanied by a substantively identical subdivision or combination, as applicable, of the LLC Units.

Under the GFA, the Pre-IPO LLC Members have the right (subject to the terms of the GFA), to require Goosehead Financial to redeem all or a portion of their LLC Units for, at our election, newly-issued shares of Class A common stock on a one-for-one basis or a cash payment equal to the volume weighted average market price of one share of our Class A common stock for each LLC Unit redeemed (subject to customary adjustments, including for stock splits, stock dividends and reclassifications). If we decide to make a cash payment, the Pre-IPO LLC Member has the option to rescind its redemption request within a specified time period. Upon the exercise of the redemption right, the redeeming member will surrender its LLC Units to Goosehead Financial for cancellation. The GFA requires that we contribute cash or shares of our Class A common stock to Goosehead Financial in exchange for an amount of newly-issued LLC Units in Goosehead Financial that will be issued to us equal to the number of LLC Units redeemed from the Pre-IPO LLC Members. Goosehead Financial will then distribute the cash or shares of our Class A common stock to such Pre-IPO LLC Member to complete the redemption. In the event of a redemption request by a Pre-IPO LLC Member, we may, at our option, effect a direct exchange of cash or Class A common stock for LLC Units in lieu of such a redemption. Whether by redemption or exchange, we are obligated to ensure that at all times the number of LLC Units that we or our wholly owned subsidiaries own equals the number of shares of Class A common stock issued by us (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities). Shares of Class B common stock will be cancelled on a one-for-one basis if we, at the election of a Pre-IPO LLC Member, redeem or exchange LLC Units of such Pre-IPO LLC Member pursuant to the terms of the GFA.

The GFA provides that, in the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to our Class A common stock is proposed by us or our shareholders and approved by our Board of Directors or is otherwise consented to or approved by our Board of Directors, the Pre-IPO LLC Members will be permitted to participate in such offer by delivery of a notice of redemption or exchange that is effective immediately prior to the consummation of such offer. In the case of any such offer proposed by us, we are obligated to use our reasonable best efforts to enable and permit the Pre-IPO LLC Members to participate in such offer to the same extent or on an economically equivalent basis as the holders of shares of our Class A common stock without discrimination. In addition, we are obligated to use our reasonable best efforts to ensure that the Pre-IPO LLC Members may participate in each such offer without being required to redeem or exchange LLC Units.

Subject to certain exceptions, Goosehead Financial will indemnify all of its members and their officers and other related parties, against all losses or expenses arising from claims or other legal proceedings in which such person (in its capacity as such) may be involved or become subject to in connection with Goosehead Financial’s business or affairs or the GFA or any related document.

Goosehead Financial may be dissolved upon (i) the determination by us to dissolve Goosehead Financial or (ii) any other event which would cause the dissolution of Goosehead Financial under the Delaware Limited Liability Company Act, unless Goosehead Financial is continued in accordance with the Delaware Limited Liability Company Act. Upon dissolution, Goosehead Financial will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (a) first, to creditors (including creditors who are members or affiliates of members) in satisfaction of all of Goosehead Financial’s liabilities (whether by payment or by making reasonable provision for payment of such liabilities, including the setting up of any reasonably necessary reserves) and (b) second, to the members in proportion to their vested LLC Units.

Tax Receivable Agreement
Future taxable redemptions or exchanges by the Pre-IPO LLC Members of LLC Units and corresponding number of shares of Class B common stock for shares of our Class A common stock are expected to result in tax basis adjustments to the assets of Goosehead Financial that will be allocated to us and thus produce favorable tax attributes. These tax attributes would not be available to us in the absence of those transactions. The anticipated tax basis adjustments are expected to reduce the amount of tax that we would otherwise be required to pay in the future.

In 2018, we entered into a tax receivable agreement with the Pre-IPO LLC Members that provides for the payment by us to the Pre-IPO LLC Members of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that we actually realize as a result of (i) any increase in tax basis in Goosehead Financial’s assets resulting from (a) the acquisition of LLC Units using the net proceeds from any future offering, (b) redemptions or exchanges by the Pre-IPO LLC Members of LLC Units and the corresponding number of shares of Class B common stock for shares of our Class A common stock, or (c) payments under the tax receivable agreement, and (ii) tax benefits related to imputed interest deemed arising as a result of payments made under the tax receivable agreement.

The actual increase in tax basis, as well as the amount and timing of any payments under the tax receivable agreement, will vary depending on a number of factors, including, but not limited to, the timing of any future redemptions, exchanges or purchases of the LLC Units held by Pre-IPO LLC Members, the price of our Class A common stock at the time of the purchase, redemption or exchange, the extent to which redemptions or exchanges are taxable, the amount and timing of the taxable income that we generate in the future, the tax rates then applicable and the portion of our payments under the tax receivable agreement constituting imputed interest.

We expect that, as a result of the increases in the tax basis of the tangible and intangible assets of Goosehead Financial attributable to the redeemed or exchanged LLC Units, the payments that we may make to the existing Pre-IPO LLC Members could be substantial. For example, assuming (i) that the Pre-IPO LLC Members redeemed or exchanged all of their LLC units immediately after the completion of our IPO, (ii) no material changes in relevant tax law, and (iii) that we earn sufficient taxable income in each year to realize on a current basis all tax benefits that are subject to the tax receivable agreement, based on the IPO price of $10.00 per share of our Class A common stock, we expect that the tax savings we would be deemed to realize would aggregate approximately $85 million over the 15-year period from the assumed date of such redemption or exchange, and over such period we would be required to pay the Pre-IPO LLC Members 85% of such amount, or approximately $72 million, over such period. The actual amounts we may be required to pay under the tax receivable agreement may materially differ from these hypothetical amounts, as potential future tax savings we will be deemed to realize, and tax receivable agreement payments by us, will be calculated based in part on the market value of our Class A common stock at the time of redemption or exchange and the prevailing federal tax rates applicable to us over the life of the tax receivable agreement (as well as the assumed combined state and local tax rate), and will generally be dependent on us generating sufficient future taxable income to realize all of these tax savings (subject to the exceptions described below). Payments under the tax receivable agreement are not conditioned on the Pre-IPO LLC Members’

continued ownership of us. There may be a material negative effect on our liquidity if, as described below, the payments under the tax receivable agreement exceed the actual benefits we receive in respect of the tax attributes subject to the tax receivable agreement and/or distributions to us by Goosehead Financial are not sufficient to permit us to make payments under the tax receivable agreement.

In addition, although we are not aware of any issue that would cause the IRS to challenge the tax basis increases or other benefits arising under the tax receivable agreement, the Pre-IPO LLC Members will not reimburse us for any payments previously made if such tax basis increases or other tax benefits are subsequently disallowed, except that any excess payments made to the Pre-IPO LLC Members will be netted against future payments otherwise to be made under the tax receivable agreement, if any, after our determination of such excess. As a result, in such circumstances we could make payments to the Pre-IPO LLC Members under the tax receivable agreement that are greater than our actual cash tax savings and may not be able to recoup those payments, which could negatively impact our liquidity.

The tax receivable agreement further provides that, upon certain mergers, asset sales or other forms of business combination or certain other changes of control, our or our successor’s obligations with respect to tax benefits would be based on certain assumptions, including that we or our successor would have sufficient taxable income to fully utilize the benefits arising from the increased tax deductions and tax basis and other benefits covered by the tax receivable agreement. As a result, upon a change of control, we could be required to make payments under the tax receivable agreement that are greater than or less than the specified percentage of our actual cash tax savings, which could negatively impact our liquidity.

This provision of the tax receivable agreement may result in situations where the Pre-IPO LLC Members have interests that differ from or are in addition to those of our other shareholders. In addition, we could be required to make payments under the tax receivable agreement that are substantial and in excess of our, or a potential acquirer’s, actual cash savings in income tax.

Finally, because we are a holding company with no operations of our own, our ability to make payments under the tax receivable agreement is dependent on the ability of Goosehead Financial to make distributions to us. Our credit agreement restricts the ability of Goosehead Financial to make distributions to us, which could affect our ability to make payments under the tax receivable agreement. To the extent that we are unable to make payments under the tax receivable agreement for any reason, such payments will be deferred and will accrue interest until paid.

2024 Tax Receivable Agreement Payments
In 2024, the aggregate payments by us to the Pre-IPO LLC Members under the tax receivable agreement were $5,371,803.84, which is equal to 85% of the amount of cash tax savings realized by Goosehead for our 2023 tax year. These tax savings resulted from (i) an increase in tax basis in Goosehead Financial’s assets resulting from redemptions or exchanges by the Pre-IPO LLC Members of LLC Units and the corresponding number of shares of Class B common stock for shares of our Class A common stock and (ii) those tax benefits related to imputed interest deemed arising as a result of the payments made under the tax receivable agreement.

The following payments made in 2024 under the tax receivable agreement was reviewed and ratified by the Audit Committee as a related person transaction: $3,082,199.16 to the Mark & Robyn Jones Descendants Trust, for which Mark E. Jones and Robyn Jones serve as trustees and whose immediate family members are beneficiaries;

$241,642.38 to Serena Jones, sister-in-law of Mark E. Jones and Robyn Jones; and $162,855.03 to Desiree Coleman, daughter of Mark E. Jones and Robyn Jones.
Registration Rights Agreement
We entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with certain pre-IPO shareholders. Subject to several exceptions, including underwriter cutbacks and our right to defer a demand registration under certain circumstances, certain pre-IPO shareholders may require that we register for public resale under the Securities Act all shares of common stock constituting registrable securities that they request be registered at any time following our IPO so long as the securities requested to be registered in each registration statement have an aggregate estimated market value of least $25 million. Certain pre-IPO shareholders have the right to require us to register the sale of the registrable securities held by them on Form S-3, subject to offering size and other restrictions. Certain pre-IPO shareholders are entitled to notice of such registration and to request that we include registrable securities for resale on such registration statement, and we are required, subject to certain exceptions, to include such registrable securities in such registration statement.

In connection with the transfer of their registrable securities, the parties to the Registration Rights Agreement may assign certain of their respective rights under the Registration Rights Agreement under certain circumstances. In connection with the registrations described above, we will indemnify any selling shareholders and we will bear all fees, costs and expenses (except underwriting discounts and spreads).

Stockholders Agreement
At the close of our IPO, we entered into a Stockholders Agreement (as amended in 2019) with each of the Pre-IPO LLC Members, which provides that, until the Substantial Ownership Requirement is no longer met, approval by the Pre-IPO LLC Members is required for certain corporate actions. These actions include: (1) a change of control; (2) acquisitions or dispositions of assets in an amount exceeding 15% of our total assets; (3) the issuance of equity of Goosehead Insurance, Inc. or any of its subsidiaries (other than under equity incentive plans that have received the prior approval of our Board of Directors) in an amount exceeding $50 million; (4) amendments to our certificate of incorporation or bylaws; (5) changes to the strategic direction or scope of Goosehead Insurance, Inc.’s business; and (6) any change in the size of the Board of Directors. The Stockholders Agreement also provides that, until the Substantial Ownership Requirement is no longer met, the approval of the Pre-IPO LLC Members will be required for the hiring and termination of our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, General Counsel or Controller (including terms of compensation). Furthermore, the Stockholders Agreement provides that, until the Substantial Ownership Requirement is no longer met, the Pre-IPO LLC Members may designate the majority of the Company nominees for election to our Board of Directors, including the nominee for election to serve as the Chairman of the Board of Directors.

FAMILY AND CORPORATE RELATIONSHIPS
Mark E. Jones, our Executive Chairman of the Board of Directors and co-founder, is married to Robyn Jones, our co-founder and Vice Chairman of the Board of Directors.

Mark E. Jones, Jr., our CFO, is the son of Mark E. Jones and Robyn Jones.

Robyn Jones, the Vice Chairman and Class II member of the Board of Directors, wife of Mark E. Jones, and mother of Mark E. Jones, Jr., received compensation in the aggregate amount of $276,700 in 2024, consisting of 10,000 stock options.

P. Ryan Langston, Special Advisor to the Board of Directors, son-in-law of Mark E. Jones and Robyn Jones, received compensation in the aggregate amount of $138,350 in 2024, consisting of 5,000 stock options.

The compensation of Mark E. Jones and Mark E. Jones, Jr., described under “Executive Compensation,” as well as the compensation of Robyn Jones and P. Ryan Langston, was ratified by the Audit Committee as related person transactions.

Thomas McConnon, a Class II member of the Board of Directors, is the Chief Investment Officer of Whitebark, which has the power to vote or direct the vote of, and the power to dispose or direct the disposition of, equity securities held by Wildcat Public Equity Partners, LLC (“WPEP”) and Whitebark Core Master Fund LP. As a result, Mr. McConnon may be deemed to have a beneficial interest in 72,626 shares of Goosehead’s Class A common stock held by Whitebark Core Master Fund LP and in 266,382 shares of Goosehead's Class A common stock held by WPEP as of the Record Date.

INFORMATION ABOUT STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information as to the beneficial ownership of our common stock as of the Record Date for:
1.each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock;
2.each NEO as set forth in the summary compensation table included in this proxy statement;
3.each of our directors; and
4.all current executive officers and directors as a group.

It is important to note that our Company is unique in that our management team owns approximately 34.25% of our outstanding common stock and is thus committed strategically and financially to the long-term success of the Company. This also creates a strong alignment between our management team and our shareholders, which we expect will create long-term shareholder value.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of the Record Date, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person, such that the denominator used in calculating beneficial ownership of each of the stockholders may be different. However, in computing the number of shares of Class A common stock beneficially owned by an individual or entity, we do not include LLC Units, which are exchangeable into Class A common stock, held by such individual or entity because the voting rights represented by the LLC Units are reflected in the shares of Class B common stock reported for such individual or entity. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

Percentage ownership of our common stock in the table is based on 37,529,046 shares of our common stock issued and outstanding on March 10, 2025, including 24,973,720 shares of Class A common stock and 12,555,326 shares of Class B Common Stock. Unless otherwise indicated in the applicable Schedule 13G/A filings, the address for each listed shareholder is: 1500 Solana Blvd, Building 4, Suite 4500, Westlake, Texas 76262.

	Shares of Class A Common Stock Beneficially Owned(1)		Shares of Class B Common Stock Beneficially Owned(2)
Name of Beneficial Owner	Number	Percentage	Number	Percentage	Combined Voting Power(3)
Executive Officers and Directors
Mark E. Jones(4)(5)	772,028	3.02%	12,350,104	98.37%	34.45%
Robyn Jones(4)(5)	772,028	3.02%	12,350,104	98.37%	34.45%
Mark K. Miller	222,334	0.88%	—	—%	0.59%
Mark E. Jones, Jr.(6)	170,677	0.68%	215,553	1.72%	1.02%
John T. O'Connor	42,668	0.17%	—	—%	0.11%
Peter Lane	113,124	0.45%	—	—%	0.30%
James Reid	101,502	0.40%	—	—%	0.27%
Thomas McConnon(7)	374,177	1.50%	—	—%	1.00%
Waded Cruzado	27,062	0.11%	—	—%	0.07%
All current directors and executive officers as a group (9 persons)	1,821,230	6.95%	12,350,104	98.37%	36.55%
Other 5% Shareholders
Kayne Anderson Rudnick Investment Management, LLC(8)	2,798,576	11.21%	—	—%	7.46%
Wasatch Advisors LP(9)	2,298,402	9.20%	—	—%	6.12%
Virtus Investment Advisors, LLC(10)	1,874,872	7.51%	—	—%	5.00%
Virtus Equity Trust(11)	1,293,115	5.18%	—	—%	3.45%
T. Rowe Price Investment Management, Inc.(12)	1,284,185	5.14%	—	—%	3.42%
(1) On a fully exchanged and converted basis. Subject to the terms of the GFA, LLC Units are redeemable or exchangeable for shares of our Class A common stock on a one-for-one basis. Shares of Class B common stock will be cancelled on a one-for-one basis if we redeem or exchange LLC Units pursuant to the terms of the GFA. Beneficial ownership of shares of our Class A common stock reflected in this table does not include beneficial ownership of shares of our Class A common stock for which such LLC Units may be redeemed or exchanged. The shares of Class A common stock beneficially owned include shares of common stock subject to stock options held by such person that are currently exercisable or will become exercisable within 60 days of the Record Date.
(2) On a fully exchanged and converted basis. The Pre-IPO LLC Members hold all of the issued and outstanding shares of our Class B common stock.
(3) Represents percentage of voting power of the Class A common stock and Class B common stock held by such person voting together as a single class. Each holder of Class A common stock and Class B common stock is entitled to one vote per share on all matters submitted to our shareholders for a vote.
(4) The shares of Class A common stock and Class B common stock (excluding exercisable stock options) are subject to a voting agreement with Mark E. Jones, pursuant to which, in connection with any meeting of our shareholders or any written consent of our shareholders, each such person and trust party thereto agrees to vote or exercise their right to consent in the manner directed by Mr. Jones (the "Voting Agreement"). In addition, such persons and trust parties are not able to transfer their common stock without the consent of Mr. Jones, and the Voting Agreement will remain in force until terminated by Mr. Jones or his successor in interest. Robyn Jones is married to Mark E. Jones.
(5) The shares of Class A common stock include 520,668 stock options held by Mark E. Jones that are currently exercisable or will become exercisable within 60 days of the Record Date and 41,502 stock options held by Robyn Jones that are currently exercisable or will become exercisable within 60 days of the Record Date.
(6) 2,342 shares of Class A common stock and 215,553 shares Class B common stock are owed directly by Mark E. Jones, Jr.; however, the beneficial ownership of such shares is shared with Mark E. Jones and Robyn Jones pursuant to the Voting Agreement.
(7) 72,626 shares of Class A common stock are held by Whitebark Core Master Fund LP and 266,382 shares of Class A common stock are held by WPEP, each of which is managed by Whitebark. Mr. McConnon is the Chief Investment Officer of Whitebark and may be deemed to beneficially own the shares.

(8) Based on a Schedule 13G/A filed by Kayne Anderson Rudnick Investment Management, LLC on February 12, 2025. According to the Schedule 13G/A, Kayne Anderson Rudnick Investment Management, LLC has sole voting power, shared voting power, sole dispositive power, and shared dispositive power over 703,593, 2,063,721, 734,855, and 2,063,721 shares of Class A common stock, respectively.
(9) Based on a Schedule 13G/A filed by Wasatch Advisors LP on February 12, 2025. According to the Schedule 13G/A, Wasatch Advisors LP has sole voting power and sole dispositive power over 1,725,165 and 2,298,402 shares of Class A common stock, respectively.
(10) Based on a Schedule 13G/A filed by Virtus Investment Advisers, LLC on February 12, 2025. According to the Schedule 13G/A, Virtus Investment Advisers, LLC has shared voting power and shared dispositive power over 1,874,872 shares of Class A common stock.
(11) Based on a Schedule 13G/A filed by Virtus Equity Trust on February 12, 2025. According to the Schedule 13G/A, Virtus Equity Trust on behalf of Virtus KAR Small Cap Growth Fund has shared voting power and shared dispositive power over 1,293,115 shares of Class A common stock.
(12) Based on a Schedule 13G/A filed by T. Rowe Price Investment Management, Inc. on February 14, 2025. According to the Schedule 13G/A, T. Rowe Price Investment Management, Inc. has sole voting power and sole dispositive power over 1,281,033 and 1,284,185 shares of Class A common stock, respectively.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company's directors and certain officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of the reports referenced above that were furnished to the Company and written representations that no other reports were required during the year ended December 31, 2024, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with except for one late Form 4 filed by Mark E. Jones with respect to a gift and one late Form 4 filed by Waded Cruzado with respect to a purchase.

ADDITIONAL INFORMATION

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

Brokers with account holders who are Goosehead shareholders may be householding our proxy materials. A single proxy statement and annual report may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, householding will continue until you are notified otherwise or until you notify your broker or Goosehead that you no longer wish to participate in householding.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, Goosehead Insurance Inc., 1500 Solana Boulevard, Building 4, Suite 4500, Westlake, Texas 76262, or (3) contact our Investor Relations department by telephone at (214) 838-5145 or email at ir@goosehead.com. Shareholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request householding of their communications should contact their broker. In addition, Goosehead will deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement and annual report promptly to any shareholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS
As of the date of this Proxy Statement, the Board of Directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the shareholders, proxies will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ANNUAL REPORTS
Our Annual Report (which is not a part of our proxy soliciting materials) will be mailed with this Proxy Statement to those shareholders that request and receive a copy of the proxy materials in the mail. Shareholders that received the Notice of Internet Availability of Materials can access the Annual Report and this Proxy Statement on the website referenced on the Notice of Internet Availability of Materials (www.ProxyVote.com). The Annual Report and this Proxy Statement are also available on the “SEC Filings” section of our investor relations website at https://ir.gooseheadinsurance.com/ and at the SEC’s website at www.sec.gov. Please note that the information on our or the SEC’s website is not part of, or incorporated by reference in, this Proxy Statement.

Upon written request by a Goosehead shareholder, we will mail without charge a copy of our Annual Report, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report. Exhibits to the Annual Report are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to our General Counsel, Goosehead Insurance Inc., 1500 Solana Boulevard, Building 4, Suite 4500, Westlake, Texas 76262.

goosehead INSURANCE

GOOSEHEAD INSURANCE, INC.
1500 SOLANA BOULEVARD, BUILDING 4, STE 4500
WESTLAKE, TX 76262

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/04/2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/04/2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR each of the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) Mark K. Miller 02) James Reid

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Proxies are authorized to vote in their discretion with respect to other matters which may be properly brought before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000665082_1 R1.0.0.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com

GOOSEHEAD INSURANCE, INC.
Annual Meeting of Shareholders
May 5, 2025 9:00 AM CDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) John T. O'Connor and Mark E. Jones, Jr., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of GOOSEHEAD INSURANCE, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM CDT on May 5, 2025, at 1500 Solana Boulevard, Building 4, Suite 4500, Westlake, Texas 76262, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000665082_2 R1.0.0.2

Continued and to be signed on reverse side